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                       TRANSFER AND DISTRIBUTION AGREEMENT


                            Dated as of June 18, 1996


                                     between

                   MINNESOTA MINING AND MANUFACTURING COMPANY

                                       and

                                  IMATION CORP.

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                                TABLE OF CONTENTS

                                                                                                                 Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1                General..............................................................................  2


                                   ARTICLE II

                     REORGANIZATION AND RELATED TRANSACTIONS

Section 2.1                The Reorganization................................................................... 13
Section 2.2                Assumption of Parent Liabilities..................................................... 15
Section 2.3                Foreign Transfers.................................................................... 15
Section 2.4                3M Approval.......................................................................... 22


                                   ARTICLE III

                     ASSUMPTION AND RETENTION OF LIABILITIES

Section 3.1                Assumed Liabilities.................................................................. 22
Section 3.2                Retained Liabilities................................................................. 23


                                   ARTICLE IV

                                THE DISTRIBUTION

Section 4.1                The Distribution..................................................................... 23
Section 4.2                Fractional Shares.................................................................... 23
Section 4.3                3M Board Action...................................................................... 24


                                    ARTICLE V

                    INDEMNIFICATION, CLAIMS AND OTHER MATTERS

Section 5.1                Indemnification...................................................................... 24
Section 5.2                Procedure for Indemnification........................................................ 27
Section 5.3                Other Claims by Indemnified Parties Against
                           Indemnifying Parties................................................................. 30
Section 5.4                Indemnifiable Losses under Sections
                           5.1(a)(ii) and 5.1(b)(ii)............................................................ 31
Section 5.5                No Beneficiaries..................................................................... 31
Section 5.6                Special Provision Relating to Nishika Case........................................... 32
Section 5.7                Named Parties........................................................................ 32


                                   ARTICLE VI

                           CERTAIN ADDITIONAL MATTERS

Section 6.1                Conveyancing and Assumption Instruments.............................................. 33
Section 6.2                No Representations or Warranties; Exceptions......................................... 33
Section 6.3                Further Assurances; Subsequent Transfers............................................. 34
Section 6.4                Imation Officers and Directors....................................................... 36
Section 6.5                Resignations......................................................................... 37
Section 6.6                Certain Intercompany Arrangements.................................................... 37
Section 6.7                Related Agreements................................................................... 37
Section 6.8                Sales and Transfer Taxes............................................................. 37
Section 6.9                Signs; Use of 3M Name................................................................ 38
Section 6.10               Supplies and Documents............................................................... 38
Section 6.11               Plant Closings and Layoffs........................................................... 38
Section 6.12               Shared Facility Arrangements......................................................... 39
Section 6.13               Leased Employees..................................................................... 40
Section 6.14               Other Leased/Shared Properties....................................................... 41
Section 6.15               Domestic Receivables and Payables.................................................... 41
Section 6.16               Diskette Anti-Dumping Duty Exemption................................................. 43
Section 6.17               Repayment of Italian Debt............................................................ 43
Section 6.18               GECC Financing Agreements............................................................ 44
Section 6.19               Letters of Credit.................................................................... 50
Section 6.20               Industrial Revenue Bonds............................................................. 50


                                   ARTICLE VII

                       ACCESS TO INFORMATION AND SERVICES

Section 7.1                Provision of Corporate Records....................................................... 51
Section 7.2                Access to Information................................................................ 51
Section 7.3                Production of Witnesses and Individuals.............................................. 51
Section 7.4                Retention of Records................................................................. 52
Section 7.5                Confidentiality...................................................................... 52
Section 7.6                Privileged Matters................................................................... 55
Section 7.7                Mail and Other Communications........................................................ 56


                                  ARTICLE VIII

                         EMPLOYEE MATTERS AND BENEFITS.......................................................... 57

Section 8.1                Employment........................................................................... 57
Section 8.2                Qualified and NonQualified Retirement and
                           Benefit Plans........................................................................ 57
Section 8.3                Welfare Plans........................................................................ 62
Section 8.4                Assumption of Certain Employee Related
                           Obligations.......................................................................... 66
Section 8.5                Other Liabilities and Obligations.................................................... 67
Section 8.6                Preservation of Rights to Amend or Terminate
                           Plans................................................................................ 67
Section 8.7                Reimbursement; Indemnification....................................................... 67
Section 8.8                Stock Plans.......................................................................... 68
Section 8.9                Limitation on Enforcement............................................................ 70
Section 8.10               Employment Following the Distribution Date........................................... 70
Section 8.11               Foreign Service Employee and O.U.S. Transferred
                           Employee Obligations................................................................. 71


                                   ARTICLE IX

                                    INSURANCE

Section 9.1                General.............................................................................. 71
Section 9.2                Imation's Insurance.................................................................. 71
Section 9.3                Access to 3M's Insurance Program..................................................... 71
Section 9.4                Insurance Recoveries................................................................. 73
Section 9.5                Assignment........................................................................... 74


                                    ARTICLE X

                               DISPUTE RESOLUTION

Section 10.1               Mediation and Binding Arbitration.................................................... 74
Section 10.2               Initiation........................................................................... 74
Section 10.3               Submission to Mediation.............................................................. 74
Section 10.4               Selection of Mediator................................................................ 75
Section 10.5               Mediation and Arbitration............................................................ 75
Section 10.6               Selection of Arbitrator.............................................................. 75
Section 10.7               Cost of Arbitration.................................................................. 76
Section 10.8               Arbitration Period................................................................... 76
Section 10.9               Treatment of Negotiation and Mediation............................................... 76
Section 10.10              Confidentiality...................................................................... 76
Section 10.11              Equitable Relief..................................................................... 77
Section 10.12              Notices.............................................................................. 77
Section 10.13              Consolidation........................................................................ 77


                                   ARTICLE XI

                                  MISCELLANEOUS

Section 11.1               Complete Agreement................................................................... 77
Section 11.2               Expenses............................................................................. 77
Section 11.3               Governing Law........................................................................ 78
Section 11.4               Notices.............................................................................. 78
Section 11.5               Amendment and Modification........................................................... 79
Section 11.6               Termination.......................................................................... 79
Section 11.7               Successors and Assigns............................................................... 79
Section 11.8               No Third Party Beneficiaries......................................................... 80
Section 11.9               Counterparts......................................................................... 80
Section 11.10              Interpretation....................................................................... 80
Section 11.11              Annexes, Etc......................................................................... 80
Section 11.12              Construction of Agreements........................................................... 81
Section 11.13              Legal Enforceability................................................................. 81
Section 11.14              Survival............................................................................. 81
Section 11.15              Guaranty............................................................................. 81




Annexes:

ANNEX I           -   Assumed Liabilities
ANNEX II          -   Retained Liabilities
ANNEX III         -   Transferred Assets
ANNEX IV          -   Enterprise Liabilities
ANNEX V           -   Enterprise Assets

Exhibits:

Exhibit A         -   Corporate Services Transition Agreement
Exhibit B         -   Environmental Matters Agreement
Exhibit C         -   Intellectual Property Agreement
Exhibit D         -   Joint Defense Agreement
Exhibit E         -   Joint Representation and Defense Agreement
Exhibit F         -   Tax Sharing Agreement
Exhibit G         -   Services Agreements
Exhibit H         -   Supply Agreements
Exhibit I         -   Sales Agency Agreements
Exhibit J         -   Redistribution Agreement
Exhibit K         -   Contract Manufacturing Agreements
Exhibit L         -   Reorganization Agreement for Italian Operations
Exhibit M         -   Form of Foreign Asset Transfer Agreements
Exhibit N         -   Contribution Agreement for French Operations
Exhibit O         -   Minutes of Shareholders Meeting relating to
                      Argentinean Operations
Exhibit P         -   Minutes of Quotaholders Meeting relating to Brazil-
                      ian Operations
Exhibit Q         -   Shared Facility Agreements
Exhibit R         -   Leased Employee Agreement

Schedules:

Schedule 1.1A     -   Transferred Businesses
Schedule 1.1B     -   Business Units Excluded from Transferred
                      Businesses
Schedule 1.1C     -   Imation Employees
Schedule 1.1D     -   Pilot Plant Assets
Schedule 1.1E     -   3M Center Assets
Schedule 1.1F     -   Human Resources Codes
Schedule 5.1(a)   -   3M Information in Information Statement
Schedule 6.12(a)  -   Domestic Shared Facilities
Schedule 6.14(a)  -   Assigned Third Party Leases
Schedule 6.14(b)  -   3M Leased Properties
Schedule 6.15(a)  -   Trade Receivables/Payables Settlement Schedule
Schedule 8.11     -   Foreign Service Employee Obligations
Schedule 9.3      -   Pre-Distribution Date Insurance Claims






                       TRANSFER AND DISTRIBUTION AGREEMENT


                  TRANSFER AND DISTRIBUTION AGREEMENT, dated as of June 18, 1996, by and between Minnesota Mining and Manufacturing Company, a Delaware corporation ("3M"), and Imation Corp., a Delaware corporation and a wholly owned subsidiary of 3M ("Imation").

                  WHEREAS, 3M has, among other endeavors, been engaged in the research, manufacturing and marketing of products in its Imaging Systems Group (the "Imaging Systems Group") and Memory Technologies Group (collectively, including the business units and plants set forth on Schedule 1.1A hereto, but not including the business units and plants set forth on Schedule 1.1B hereto, the "Transferred Businesses");

                  WHEREAS, the Board of Directors of 3M has determined that the interests of 3M's businesses and shareholders would be best served by separating its businesses into two separate companies, one consisting of the Transferred Businesses and the other consisting of 3M's core businesses (the "Core Businesses");

                  WHEREAS, in furtherance of the foregoing, 3M wishes to transfer and assign to Imation substantially all of the assets and properties of the Transferred Businesses specified in this Agreement in exchange for (i) the assumption by Imation of substantially all of the liabilities and obligations relating to the Transferred Businesses specified in this Agreement and (ii) the issuance to 3M by Imation of shares of its common stock, par value $.01 per share (the "Imation Common Stock");

                  WHEREAS, Imation is willing to assume such liabilities and obligations and to issue such shares of Imation Common Stock to 3M in exchange for such assets and properties;

                  WHEREAS, 3M intends to distribute all of the outstanding shares of Imation Common Stock, on a pro rata basis, to the holders of the common stock of 3M, without par value (the "3M Common Stock") (such distribution hereinafter referred to as the "Distribution");

                  WHEREAS, 3M and Imation have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Distribution and to set forth other agreements that will govern certain other matters in connection with the Distribution.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and intending to be legally bound hereby, 3M and Imation hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 General. As used in this Agreement, capitalized terms defined immediately after their use shall have the respective meanings thereby provided and the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  Accrued Benefits: shall have the meaning set forth in Section 8.2(e)(ii) hereof.

                  Action: any action, claim, suit, arbitration, inquiry, subpoena, discovery request, proceeding or investigation by or before any court or grand jury, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

                  Affiliate: with respect to any specified person, a person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person; provided, however, that 3M and Imation shall not be deemed to be Affiliates of each other for purposes of this Agreement.

                  Agent: Norwest Bank Minnesota, N.A., the distribution agent appointed by 3M to distribute shares of Imation Common Stock pursuant to the Distribution.

                  Asset and Liability Transfer: shall have the meaning set forth in Section 2.1(b) hereof.

                  Assumed Liabilities: collectively, all of the Liabilities and other obligations of 3M listed on Annex I hereto which are to be assumed by Imation or its Affiliates as part of the transaction.

                  Bids, Quotations and Proposals: the bids, quotations or proposals which have been submitted or made by the Transferred Businesses or 3M on behalf of the Transferred Businesses which are outstanding as of the Distribution Date.

                  Books and Records: the books and records of 3M (or true and complete copies thereof), including all computerized books and records owned by 3M, which relate principally to the Transferred Businesses and are necessary for Imation to operate the Transferred Businesses, including, without limitation, all such books and records relating to Transferred Employees, the purchase of materials, supplies and services, the manufacture and sale of products by the Transferred Businesses or dealings with customers of the Transferred Businesses and all files relating to any Action being assumed by Imation as part of the Assumed Liabilities.

                  COBRA: shall have the meaning set forth in Section 8.4(a)(ii) hereof.

                  Code: the Internal Revenue Code of 1986, as amended.

                  Contract Manufacturing Agreements: the Contract Manufacturing Agreements, in the form of the agreements attached as Exhibit K hereto, pursuant to which 3M will manufacture certain products for Imation and Imation will manufacture certain products for 3M.

                  Conveyancing and Assumption Instruments: collectively, the various agreements, instruments and other documents to be entered into in order to effect the transfer to Imation of Transferred Assets, and the assumption by Imation of the Assumed Liabilities in the manner contemplated by this Agreement.

                  Core Businesses: shall have the meaning set forth in the second WHEREAS clause hereof.

                  Corporate Services Transition Agreement: the Corporate Services Transition Agreement, substantially in the form set forth as Exhibit A hereto, pursuant to which 3M will provide to Imation certain corporate services specified therein.

                  Debt Available for Foreign Purchase Transactions: shall have the meaning set forth in Section 2.3(xiii) hereof.

                  Defend: address or respond in any manner to any Action brought, asserted, commenced or pursued by any person or entity that is not a party to this Agreement.

                  Defense: the plan for or state of defending.

                  Dispute: shall have the meaning set forth in Section 10.1 hereof.

                  Distribution: the distribution as a dividend to holders of 3M Common Stock of Imation Common Stock on the basis provided in Section 4.1 hereof, which shall be effective on the date specified for the dividend by the 3M Board of Directors.

                  Distribution Date: the date as of which the Distribution shall be effected as determined by the 3M Board of Directors.

                  EBTA: shall have the meaning set forth in Section 8.3(a)(ii) hereof.

                  Enterprise Assets: collectively, all of the assets of 3M identified on Annex V hereto which are to be transferred to Imation Enterprises in connection with the Distribution.

                  Enterprise Liabilities: collectively, all of the Liabilities and other obligations of 3M identified on Annex IV hereto which are to be assumed by Imation Enterprises in connection with the Distribution.

                  Enterprise Operations: collectively, the operations conducted by 3M at the manufacturing facilities of 3M's Imaging Systems Group or at the manufacturing facilities located at Weatherford, Oklahoma or Menomonie, Wisconsin, all sales and field logistic operations and the operations conducted by 3M's HESD Field Service and Customer Support department, in all instances to the extent part of the domestic operations of the Transferred Businesses.

                  Environmental Matters Agreement: the agreement, substantially in the form of Exhibit B hereto, pursuant to which 3M and Imation have provided for certain environmental matters.

                  ERISA: the Employee Retirement Income Security Act of 1974, as amended.

                  ESOP Transfer: shall have the meaning set forth in Section 8.2(b) hereof.

                  ESOP Transfer Date: shall have the meaning set forth in
Section 8.2(b) hereof.

                  Exchange Act: the Securities Exchange Act of 1934, as amended.

                  First Party: shall have the meaning set forth in Section 7.5(b) hereof.

                  Foreign Asset Transfer Agreements: the Foreign Asset Transfer Agreements, substantially in the form of the agreements attached as Exhibit M hereto, pursuant to which certain assets will be sold between respective Affiliates of 3M and Imation.

                  Form 10: the registration statement on Form 10 filed by Imation with the SEC to effect the registration of the Imation Common Stock pursuant to the Exchange Act.

                  Grandfathered Employees: shall have the meaning set forth in
Section 8.2(h)(ii) hereof.

                  Imaging Systems Group: shall have the meaning set forth in the first WHEREAS clause hereof.

                  Imation Common Stock: shall have the meaning set forth in the third WHEREAS clause hereof.

                  Imation Defined Benefit Plans: shall have the meaning set forth in Section 8.2(a)(i) hereof.

                  Imation Defined Contribution Plan: shall have the meaning set forth in Section 8.2(a)(i) hereof.

                  Imation Employee Stock Incentive Plan: shall have the meaning set forth in Section 8.8(c) hereof.

                  Imation Enterprises: Imation Enterprises Corp., a Delaware corporation and, as of the date of this Agreement, a wholly owned subsidiary of 3M.

                  Imation Flexible Benefits Program: shall have the meaning set forth in Section 8.3(c)(ii) hereof.

                  Imation Nonqualified Pension Plan: shall have the meaning set forth in Section 8.2(a)(iii) hereof.

                  Imation Party: shall have the meaning set forth in Section 5.4 hereof.

                  Imation Pension Plans: shall have the meaning set forth in
Section 8.2(a)(i) hereof.

                  Imation Shared Facilities: shall have the meaning set forth in
Section 6.12(a) hereof.

                  Imation Stock Options: shall have the meaning set forth in
Section 8.8(c) hereof.

                  Imation VEBA: shall have the meaning set forth in Section 8.3(a)(i) hereof.

                  Indemnifiable Loss Deduction: shall have the meaning set forth in Section 5.1(d)(i) hereof.

                  Indemnifiable Losses: with respect to any claim by an Indemnified Party for indemnification authorized pursuant to Article V hereof, any and all losses, liabilities, claims, damages, obligations, payments, costs and expenses (including, without limitation, the costs and expenses of any and all Actions, demands, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys' fees and expenses in connection therewith) suffered by such Indemnified Party with respect to such claim.

                  Indemnification Claimant: shall have the meaning set forth in
Section 5.2(c) hereof.

                  Indemnified Party: any party who is entitled to receive payment from an Indemnifying Party pursuant to Article V hereof.

                  Indemnifying Party: any party who is required to pay any other person pursuant to Article V hereof.

                  Indemnity Payment: the amount an Indemnifying Party is required to pay an Indemnified Party pursuant to Article V hereof.

                  Indemnity Return: shall have the meaning set forth in Section 5.1(d)(i) hereof.

                  Information: shall have the meaning set forth in Section 7.2 hereof.

                  Information Statement: the information statement to be sent to the holders of 3M Common Stock in connection with the Distribution.

                  Insurance Program: collectively, the series of policies pursuant to which various insurance carriers provide insurance coverage to 3M and its Affiliates in respect of claims or occurrences relating to, without limitation, property damage, manufacturer's output, business interruption, transit, fire, extended coverage, fiduciary, fidelity, environmental impairment, employee crime, general liability, products' liability, automobile liability and employer's liability, excluding risks assumed by Seaside without the benefit of reinsurance.

                  Intellectual Property Agreement: the Intellectual Property Rights Agreement, substantially in the form of Exhibit C hereto, pursuant to which 3M and Imation are providing for certain matters involving intellectual property.

                  Joint Defense Agreement: any agreement, substantially in the form of Exhibit D hereto, which may be entered into by 3M and Imation with respect to their defense of certain matters.

                  Joint Representation and Defense Agreement: any agreement, substantially in the form of Exhibit E hereto, which may be entered into by 3M and Imation with respect to representation and defense of certain matters.

                  Leased Employees: As provided in the Leased Employee Agreement, all hourly and salaried employees of 3M at 3M's Rochester, New York facility, all hourly employees in the CD Rom section of 3M's Menomonie, Wisconsin facility, and all other 3M employees listed on attachments to the Leased Employee Agreement who are leased to Imation and/or its Affiliates for various periods as provided in the Leased Employee Agreement.

                  Leased Employee Agreement: The Leased Employee Agreement, substantially in the form of Exhibit R hereto, pursuant to which Imation and/or Imation Enterprises will lease the Leased Employees from 3M.

                  Liabilities: any and all debts, liabilities and obligations, whether accrued, contingent (known or unknown) or reflected on a balance sheet, including, without limitation, those arising under any law, rule, regulation, Action, order or consent decree of any governmental entity or any judgment of any court of any kind or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

                  Minnesota Research: shall have the meaning set forth in
Section 2.3(viii) hereof.

                  1996 Grants: shall have the meaning set forth in Section 8.8(c) hereof.

                  Non-Permitted Names: shall have the meaning set forth in
Section 6.9 hereof.

                  Option: an option to purchase shares of 3M Common Stock under any of the Stock Option Plans.

                  O.U.S. Transferred Employees: shall have the meaning set forth in Section 8.1 hereof.

                  Parent Assets: shall have the meaning set forth in Section 2.1(a) hereof.

                  Parent Liabilities: shall have the meaning set forth in
Section 2.1(a) hereof.

                  Pilot Plant Assets: the assets utilized by the Transferred Businesses relating to the pilot plants located in buildings 235 and 236 of 3M Center which are set forth on Schedule 1.1D hereto.

                  Privilege(s): shall have the meaning set forth in Section 7.6(a) hereof.

                  Privileged Information: shall have the meaning set forth in
Section 7.6(a) hereof

                  Progressive Stock Options: shall have the meaning set forth in
Section 8.8(a) hereof.

                  PUP: shall have the meaning set forth in Section 8.4(a)(iv) hereof.

                  Record Date: the date determined by the Board of Directors of 3M as the record date for the Distribution.

                  Recovery: the amount obtained pursuant to a claim under an insurance policy in the Insurance Program.

                  Redistribution Agreement: the Redistribution Agreement, in the form of Exhibit J hereto, pursuant to which 3M will distribute certain products on behalf of Imation.

                  Related Agreements: the Conveyancing and Assumption Instruments, Corporate Services Transition Agreement, Environmental Matters Agreement, Intellectual Property Agreement, Tax Sharing Agreement, Services Agreements, Supply Agreements, Sales Agency Agreements, Redistribution Agreement, Contract Manufacturing Agreements, Shared Facility Agreements, the Leased Employee Agreement, the foreign transfer agreements, and the various service, supply and other agreements to be entered into between 3M and its subsidiaries, on the one hand, and Imation and its subsidiaries on the other hand in connection with the Distribution and the other transactions contemplated hereby.

                  Retained Liabilities: collectively, all of the Liabilities and obligations of 3M listed on Annex II hereto.

                  Sales Agency Agreements: the Sales Agency Agreements, in the form of the agreements attached as Exhibit I hereto, pursuant to which 3M will provide certain sales services to Imation and Imation will provide certain sales services to 3M, as the case may be.

                  SEC: the Securities and Exchange Commission.

                  Services Agreements: the Services Agreements, in the form of the agreements attached as Exhibit G hereto, pursuant to which 3M will provide certain services to Imation or Imation will provide certain services to 3M, as the case may be.

                  Shared Facility Agreements: the Shared Facilities Lease Agreements, in the form of the agreements attached as Exhibit Q, pursuant to which 3M or Imation will lease to the other a portion of a facility and provide certain services in connection therewith.

                  Shared Facility Arrangements: shall have the meaning set forth in Section 6.12(a)hereof.

                  Shared Facility Term: with respect to a specific Shared Facility Agreement, the term set forth in such agreement, as such term may be extended or shortened in accordance with the terms of such agreement.

                  Special Retirement Benefits: shall mean the 3M Special Retirement Benefits and the Imation Special Retirement Benefits as defined in Sections 8.2(e)(iv) and 8.2(h)(ii) hereof.

                  Stock Option Plans: 3M's 1987 and 1992 Management Stock Ownership Programs.

                  Supply Agreements: the Supply Agreements, in the form of the agreements attached as Exhibit H hereto, pursuant to which 3M and Imation will provide certain materials to each other.

                  Tax Saving Amount: shall have the meaning set forth in Section 5.1(d)(ii) hereof.

                  Tax Sharing Agreement: the Tax Sharing and Indemnification Agreement, in the form of Exhibit F hereto, pursuant to which 3M and Imation have provided for certain tax matters.

                  Third Party Claim: shall have the meaning set forth in Section 5.2(a) hereof.

                  3M Center Assets: the assets located at 3M Center which are principally utilized by the Transferred Businesses and are to be transferred to Imation or Imation Enterprises pursuant to Section 2.1 hereof, as identified on
Schedule 1.1E hereof.

                  3M Common Stock: shall have the meaning set forth in the fifth WHEREAS clause hereof.

                  3M Defined Benefit Plans: shall have the meaning set forth in Section 8.2(e) hereof.

                  3M 401(K)/ESOP: shall have the meaning set forth in Section 8.2(b) hereof.

                  3M Nonqualified Pension Plans: shall have the meaning set forth in Section 8.2(e) hereof.

                  3M Options: shall have the meaning set forth in Section 8.8(a) hereof.

                  3M Party: shall have the meaning set forth in Section 5.4 hereof.

                  3M Pension Plans: shall have the meaning set forth in Section 8.2(e) hereof.

                  3M Post Retirement Medical Plans: shall have the meaning set forth in Section 8.3(a)(iii) hereof.

                  3M Qualified Pension Plans: shall have the meaning set forth in Section 8.2(e) hereof.

                  3M Shared Facility: shall have the meaning set forth in
Section 6.12(a) hereof.

                  3M Survivor Program: shall have the meaning set forth in
Section 8.2(a) hereof.

                  3M VEBA: shall have the meaning set forth in Section 8.3(a)(i) hereof.

                  Transaction Taxes: shall have the meaning set forth in Section
6.8 hereof.

                  Transferred Assets: collectively, all of the assets and properties of 3M and its Affiliates identified on Annex III hereto.

                  Transferred Businesses: the businesses referred to as such in the first WHEREAS clause of this Agreement, including any businesses (such as Dynacolor, the Data Cartridge Drive Business and Comtal) or products of 3M that were discontinued or otherwise terminated by 3M prior to the Distribution Date, to the extent, but only to the extent, that such businesses were conducted or products were sold as part of the business units (irrespective of the name of any such unit at the time) referred to as part of the Transferred Businesses in such WHEREAS clause.

                  Transferred Employee: any employee of 3M who is employed by the business units, or at the plants listed on Schedule 1.1A, any 3M employee from the 3M staff organizations, such as engineering, controllers, human resources or Legal Affairs, who is assigned full-time to one of such business units or plants as of the Distribution Date or who is listed on Schedule 1.1C, domestic employees of 3M who are on the Distribution Date assigned Inactive Status Codes 20, 21, 22, 23, 24, 32 and 34, or Special Status Codes 30, 40 and 41 (a copy of 3M's human resources codes is attached as Schedule 1.1F) and who last worked for the business units or at the plants listed on Schedule 1.1A, any foreign employee identified on schedules to, or otherwise contemplated by, the various foreign transfer agreements, and any employee of 3M who has volunteered to be employed by Imation as of the Distribution Date, but excluding 3M employees who, as of the Distribution Date, are: Leased Employees, 3M employees on Pre-Retirement Leave Status, 3M employees on 3M's Unassigned List or 3M employees in those portions of Imation's facilities leased by 3M from Imation and, further, excluding 3M employees who have accepted on or prior to the Distribution Date voluntary separation plans offered prior to the Distribution Date by the business units or at the plants listed on Schedule 1.1A.

                  U.S. Transferred Employees: shall have the meaning set forth in Section 8.1 hereof.

                  WARN Act: shall have the meaning set forth in Section 6.10 hereof.



                                   ARTICLE II

                     REORGANIZATION AND RELATED TRANSACTIONS

                  Section 2.1 The Reorganization.

                  (a) Subject to the terms and conditions of this Agreement, 3M and Imation shall cause, on the Distribution Date, (i) all of 3M's right, title and interest in and to the Transferred Assets (other than the Enterprise Assets) (the "Parent Assets") to be conveyed, assigned, transferred and delivered to Imation (or the appropriate Imation Affiliate), free and clear of all liens or encumbrances in favor of 3M, (ii) all of 3M's duties, obligations and responsibilities under the Assumed Liabilities (other than the Enterprise Liabilities) (the "Parent Liabilities") to be assumed by Imation (or the appropriate Imation Affiliate), and (iii) all of 3M's right, title and interest in and to all capital stock of Imation Enterprises to be conveyed, assigned, transferred and delivered to Imation, free and clear of all liens or encumbrances in favor of 3M.

                  (b) Subject to the terms and conditions of this Agreement, 3M and Imation shall cause, immediately prior to the transfer and assumption contemplated by Section 2.1(a) hereof, (i) all of 3M's right, title and interest in and to the Enterprise Assets to be conveyed, assigned, transferred and delivered to Imation Enterprises, free and clear of all liens or encumbrances in favor of 3M, and (ii) all of 3M's duties, obligations and responsibilities under the Enterprise Liabilities to be assumed by Imation Enterprises (the transfers set forth in subsections (a) and (b) hereof, the "Asset and Liability Transfer").

                  (c) Subject to Section 6.3 hereof, to the extent that any such conveyances, assignments, transfers and deliveries shall not have been so consummated on the Distribution Date, 3M and Imation shall cooperate to effect such consummation as promptly thereafter as shall be practicable, it nonetheless being understood and agreed by 3M and Imation that neither shall be liable in any manner to any person who is not a party to this Agreement for any failure of any of the transfers contemplated by this Article II to be consummated on or subsequent to the Distribution Date. Whether or not all of the Parent Assets or the Parent Liabilities shall have been legally transferred to Imation or all of the Enterprise Assets or the Enterprise Liabilities shall have been legally transferred to Imation Enterprises as of the Distribution Date, 3M and Imation agree that, as of the Distribution Date, Imation and Imation Enterprises shall have, and shall be deemed to have acquired, complete and sole beneficial ownership over all of the Parent Assets and Enterprise Assets, respectively, except as described herein with respect to assets which are non-assignable, together with all of 3M's rights, powers and privileges (except as provided in Section 7.6 hereto) incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Parent Liabilities and Enterprise Liabilities, respectively, and all of 3M's duties, obligations and responsibilities incident thereto.

                  (d) In furtherance of the transfers and assumptions contemplated by the foregoing Sections 2.1(a) and (b), Imation and 3M, as between the two of them, acknowledge and agree as follows: (a) 3M and its Affiliates shall have no obligation or liability of any kind to Imation or its Affiliates for any condition existing at or prior to the Distribution Date or for any conduct, act or omission by or on behalf of 3M, its Affiliates or any other person on, or at any time prior, to the Distribution Date; and Imation and its Affiliates shall have no claims, or right to bring a claim or Action, against 3M or its Affiliates with respect thereto, including (without limitation) any claim or Action arising out of (i) the operation of the Transferred Businesses on or before the Distribution Date, (ii) any advice, rights, products or services made available to the Transferred Businesses, on or before the Distribution Date, by 3M, its Affiliates or any other person, (iii) the Assumed Liabilities or (iv) the formation of Imation; except for, and to the extent of, any responsibilities specifically retained by 3M or any of its Affiliates pursuant to the terms of this Agreement or any of the Related Agreements; and (b) Imation and its Affiliates shall have no obligation or liability of any kind to 3M or its Affiliates for any condition existing at or prior to the Distribution Date or for any conduct, act or omission by or on behalf of Imation, its Affiliates or any other person on, or at any time prior to, the Distribution Date; and 3M and its Affiliates shall have no claims, or right to bring a claim or Action, against Imation or its Affiliates with respect thereof, including (without limitation) any claim or Action arising out of (i) the operations of 3M other than the Transferred Businesses on or before the Distribution Date, (ii) any advice, rights, products or services made available to 3M or its Affiliates, on or before the Distribution Date, by the Transferred Businesses or any other person or (iii) the Retained Liabilities; except for, and to the extent of, any responsibilities specifically assumed by Imation or any of its Affiliates pursuant to the terms of this Agreement or any of the Related Agreements.

                  (e) Representatives of 3M and Imation have prepared schedules to identify equipment located at various domestic manufacturing facilities which is not to be retained by the party retaining the respective facilities. These schedules, which have been initialled by the respective heads of manufacturing for 3M and Imation, shall be binding on the parties so as to resolve any questions as to the allocation of equipment at such facilities.

                  Section 2.2 Assumption of Parent Liabilities. In consideration for the conveyance, assignment, transfer and delivery of the Parent Assets and Enterprise Assets being made pursuant to Section 2.1 hereof, Imation agrees to assume the Parent Liabilities and to issue and deliver to the Agent for delivery to stockholders of 3M as of the Record Date certificates representing the number of shares of Imation Common Stock provided for in Section 4.1 hereof and to cause Imation Enterprises to assume, pay, perform and discharge in due course any and all Enterprise Liabilities.

                  Section 2.3 Foreign Transfers. The foregoing notwithstanding, 3M and Imation shall cause the assets and liabilities related to the Transferred Businesses which are located outside the United States to be transferred in accordance with the following provisions:

                           (i) Italy. On or prior to the Distribution Date,
the operations of 3M in Italy shall be reorganized pursuant to the agreements set forth as Exhibit L hereto, which reorganization shall effectively separate the respective operations of the Transferred Businesses and the Core Businesses in Italy. As a result of the reorganization, the operations of the Transferred Businesses shall be conducted by Imation Finanziaria S.p.A. (including its direct and indirect subsidiaries), the stock of which will be transferred to Imation on or prior to the Distribution Date.

                           (ii) France. On or prior to the Distribution Date,
(i) the assets and liabilities of 3M in France related to the Transferred Businesses (other than certain trade receivables and payables) will be transferred to a newly formed subsidiary of the 3M subsidiary incorporated under the laws of such country and (ii) the stock of such subsidiary will be distributed to 3M and, thereafter, contributed to the capital of Imation, all as more fully described in the contribution agreement attached as Exhibit N hereto (the "French Contribution Agreement").

                           (iii) Argentina. On or prior to the Distribution
Date, (i) the assets and liabilities of 3M in Argentina related to the Transferred Businesses will be transferred to a newly formed corporation incorporated under the laws of such country and (ii) the stock of such corporation will be contributed by 3M to the capital of Imation, all as more fully described in the minutes of a special shareholders meeting attached as Exhibit O hereto. Following the Distribution, Imation shall, or shall cause its Affiliate in Argentina to, indemnify and hold harmless 3M and its Affiliates against any and all liabilities arising as a result of any reduction in the workforce or closure of any facilities effected by Imation's Affiliate in Argentina following the Distribution Date.

                           (iv) Brazil. On or prior to the Distribution Date,
(i) the assets and liabilities of 3M in Brazil related to the Transferred Businesses will be transferred to a newly formed corporation incorporated under the laws of such country and (ii) the stock of such corporation will be contributed by 3M to the capital of Imation, all as more fully described in the minutes of a special quotaholders meeting attached as Exhibit P hereto.

                           (v) India. Birla 3M Ltd. shall retain all assets and
liabilities (including those relating to the Transferred Businesses) owned by it as of the Distribution Date. In addition, it is the present intention of the parties that, following the Distribution Date and subject to the receipt of any required approvals, Birla 3M Ltd. will act as a non-exclusive sales agent of Imation. At the time of the Distribution, Birla 3M Ltd. may transfer the inventory related to the Transferred Businesses to distributors designated by Imation and, in such event, Imation will, if requested, guarantee the payments to be made by the distributors.

                           (vi) Netherlands. On or prior to the Distribution
Date, 3M shall cause to be assigned and transferred to Imation all of the outstanding interests of CD-Rom Services C.V.

                           (vii) Belgium. On or prior to the Distribution
Date, 3M shall cause to be assigned and transferred to Imation all of the outstanding shares of CD-Rom Sales S.A.

                           (viii) United Kingdom. The transfer of operations of
the Transferred Businesses in the United Kingdom shall be effected as follows:

         * 3M agrees that if as at the date of this Agreement, 3M is the beneficial owner of the building known as Building 2, 3M House, Bracknell, England, it shall transfer the said Building 2 to Imation in accordance with Section 2.1 hereof or if 3M is not the beneficial owner of the said Building 2 as at the date of this Agreement, 3M shall cause its Affiliate in the United Kingdom to agree to sell to 3M the said Building 2 and 3M shall procure the transfer of the said Building 2 to Imation in accordance with Section 2.1. Any such transfers shall be subject to (and with the benefit of) any leases of parts of the said Building 2 previously granted by any Affiliate of 3M in the United Kingdom or otherwise agreed to be granted to an Affiliate of 3M in the United Kingdom.

         * As of the Distribution Date, the outstanding stock of Minnesota 3M Research Limited ("Minnesota Research") shall be transferred to Imation in the following manner: (a) the 80% interest owned by 3M UK Holdings PLC and 3M (Holdings)
                  Limited shall be sold, assigned and transferred to 3M, and (b) the 100% interest then owned by 3M shall be transferred to Imation in accordance with the provisions of Section 2.1 hereof.

         * The other assets and/or liabilities of the Transferred Businesses owned by Affiliates of 3M in the United Kingdom shall be transferred to an Affiliate(s) of Imation in a manner consistent with subparagraph (xii) below.

                           (ix) Japan. It is the intention of the parties,
subject to the receipt of any required approvals, to transfer the Transferred Businesses in Japan to an Affiliate of Imation in Japan in a manner consistent with subparagraph (xii) below, although the parties recognize that the HESD businesses relating to the Core Businesses will not be transferred and that certain fixed assets may be leased, rather than sold.

                           (x) Korea. It is the intention of the parties,
subject to the receipt of any required approvals, to transfer the Transferred Businesses in Korea to an Affiliate of Imation in Korea in a manner consistent with subparagraph (xii) below. Imation agrees that it will not establish for a period commencing on the Distribution Date and ending on the earlier of (a) consummation of the transfer contemplated by the preceding sentence or (b) the six month anniversary of the Distribution Date any independent operations in Korea.

                           (xi) China. It is the intention of the parties to
transfer the Transferred Businesses in China to an Affiliate of Imation in China in a manner consistent with subparagraph (xii) below, although the parties recognize that the HESD businesses may not be transferred unless and until the Imation Affiliate in China obtains an appropriate license from the appropriate authorities in China.

                           (xii) Other Countries. On or prior to the
Distribution Date, 3M shall use its best efforts to cause its Affiliate in each other country located outside the United States (in addition to those countries referred to in subparagraphs (viii)-(xi) above, as described therein) to sell to the Affiliate of Imation designated by Imation, and Imation shall use its best efforts to cause its respective Affiliate(s) to purchase from the appropriate 3M Affiliate, the inventory, property, plant and equipment and other assets of the Transferred Businesses owned by such 3M Affiliate, in consideration for a cash payment by the respective Imation Affiliate(s) to the respective 3M Affiliate equal to the value of the assets so transferred (net of assumed liabilities) which is reflected on the books of 3M at the time of the transfer, all as more fully set forth in the respective Foreign Asset Transfer Agreements (which shall be amended, as appropriate, to include deferred receivables under financing contracts). In the event that it is not feasible to effect the transfers contemplated by the preceding sentence on or prior to the Distribution Date in any particular country, 3M and Imation will continue, following the Distribution Date, their respective efforts to have such transfers and payments effected as promptly as practicable following the Distribution Date or, if Imation and 3M determine that such transfers are not capable of being effected on a timely basis (not to exceed 6 months), enter into such other arrangements as are mutually agreed upon which are intended to enable Imation to operate in such country on a basis similar to that being conducted by 3M with respect to the Transferred Businesses. Pending consummation of any such transfers or the entering into of other arrangements as contemplated by the preceding sentence, Imation and 3M shall enter into such arrangements as may be necessary to enable 3M and its Affiliates to continue to conduct the Transferred Businesses, including with respect to the supply of inventory. Following completion of each such transfer (or, if earlier, six months), either 3M shall pay to Imation an amount equal to any operating income after taxes and minority interests realized by 3M after the Distribution Date with respect to these operations or Imation shall pay to 3M an amount equal to any operating losses after taxes and minority interests realized by 3M after the Distribution Date with respect to these operations, as the case may be.

                           (xiii) Additional Cash Payments. (a) In connection
with the Distribution, 3M shall contribute to the capital of Imation an amount in cash equal to the total amount to be paid by the respective Imation Affiliates pursuant to the preceding subparagraphs (viii)-(xii) (net of any V.A.T. or other similar taxes which are recoverable by the respective Imation Affiliates) less an amount equal to the Debt Available for Foreign Purchase Transactions. For purposes of the preceding sentence, the Debt Available for Foreign Purchase Transactions shall be an amount equal to $200 million less the sum, without duplication, of (x) any debt presently outstanding (including accrued interest) to 3M from its Affiliates in Italy which is being assumed by an Affiliate of Imation and repaid with funds advanced by Imation or one of its Affiliates, (y) $23 million, and (z) an amount equal to the vacation pay of the
U. S. Transferred Employees, which is accrued on the books of 3M as of the Distribution Date. 3M shall make an estimated payment at the time of the Distribution (to reflect (x) payments actually made by Imation or its Affiliates at the time of the Distribution with respect to foreign transfers consummated at the time of the Distribution and (y) the estimated amounts utilized to determine the Debt Available for Foreign Purchase Transactions), which payment shall be adjusted from time to time by 3M and Imation to reflect (A) all payments contemplated by subparagraphs (viii) through (xii) above, including payments made with respect to delayed closings or as post-closing adjustments to the purchase prices paid at the time of the Distribution for foreign transfers effected as of t he Distribution Date, and (B) the final amounts utilized to determine the Debt Available for Foreign Purchase Transactions. The amounts to be contributed by 3M pursuant to this Section 2.3(xiii)(a) shall be reduced by the amount of the cash balances, if any, as of the Distribution Date in the Imation Affiliates in Italy, France, Argentina and Brazil.

         (b) Unless specifically provided otherwise, it is the intent of the parties that, for federal income tax purposes, all payments made pursuant to this Agreement shall be treated as adjustments (whether increases or decreases) to the amount of cash contributed to the capital of Imation pursuant to Section 2.3(xiii)(a) hereof, and, to the extent any such payments decrease the amount of such cash contributed (as adjusted by this Section 2.3(xiii)(b)) to zero, any additional payments shall be treated as otherwise relating back to the transfers made pursuant to Section 2.1(a) hereof.

                           (xiv) Certain Foreign Receivables/Payables.
Notwithstanding anything contained herein to the contrary, the respective Affiliates of 3M in the countries a portion of whose businesses are being transferred in accordance with the provisions of subparagraphs (viii) through
(xii) above and in France shall retain all trade receivables and all trade payables relating to the Transferred Businesses (except as otherwise provided in a specific Foreign Asset Transfer Agreement or the French Contribution Agreement) and, in connection therewith, 3M agrees to remit to Imation an amount equal to (a) such trade receivables (net of doubtful accounts determined in the ordinary course consistent with past practice) less trade payables, in each instance as reflected on the books of 3M as of Distribution Date, less (b) the amount by which intercompany trade receivables transferred to Affiliates of Imation exceed intercompany payables assumed by Affiliates of Imation. The amount payable pursuant to the preceding sentence shall be in U.S. dollars and paid in the following installments: one-third within 30 days of the Distribution Date, one-third within 60 days of the Distribution Date and the remainder within 90 days of the Distribution Date. Following the Distribution Date, the responsibility for such receivables and payables shall be entirely with 3M.

                           (xv) Foreign Exchange Rates. Except as agreed upon by
3M and Imation or as otherwise provided in this Agreement, all payments to each other shall be in U.S. dollars and all amounts represented on the books of 3M or Imation as a foreign currency obligation shall be converted into U.S. dollars based on the exchange rate quoted in The Wall Street Journal on the last business day preceding the Distribution Date (or as of such other day as may be agreed to by Imation and 3M) or, with respect to payments to be made with respect to a date other than the Distribution Date, the last business day preceding the respective applicable date (or as of such other day as may be agreed to by Imation and 3M). 3M and Imation acknowledge that neither party is intended to benefit from any changes in exchange rates following the Distribution Date and that 3M and Imation will cooperate with each other to facilitate the prompt transfer of funds so as to minimize the potential effect of any changes in exchange rates.

                           (xvi) Structure. 3M and Imation recognize that the
form of the transaction to effect the transfer of assets and liabilities in a particular country may change between the date of this Agreement and the Distribution Date, provided that any such change shall not adversely effect the rights or obligations being transferred to, or assumed by, Imation and its Affiliates. In such event, the provisions of this Section 2.3 shall be deemed to be amended appropriately to reflect the form of such transaction.

                           (xvii) Delayed Spinoff Transactions. 3M and Imation
agree that the provisions set forth in the last three sentences of subparagraph
(xii) shall also apply to the transactions contemplated in subparagraphs (iii) and (iv) should either of the transactions contemplated in such subparagraphs not be effected on the Distribution Date.

                  Section 2.4 3M Approval. 3M shall cooperate with Imation in effecting, and if so requested by Imation, 3M shall, as the sole stockholder of Imation and Imation Enterprises, ratify any actions which are reasonably necessary or desirable to be taken by Imation and Imation Enterprises to effectuate the transactions contemplated by this Agreement in a manner consistent with the terms of this Agreement, including, without limitation, the election or appointment of directors and officers of Imation to serve in such capacities following the Distribution Date (if not so appointed by the Board of Directors of Imation).


                                   ARTICLE III

                     ASSUMPTION AND RETENTION OF LIABILITIES

                  Section 3.1 Assumed Liabilities. Upon the terms and subject to the conditions set forth in this Agreement and in addition to any other Liabilities otherwise expressly assumed by Imation pursuant to this Agreement, the Related Agreements or any other agreement contemplated by this Agreement, Imation hereby agrees with 3M to assume, pay, perform and discharge (or to cause the appropriate Affiliate of Imation to pay, perform and discharge) in due course any and all Assumed Liabilities (other than the Enterprise Liabilities) and cause Imation Enterprises to assume, pay, perform and discharge in due course any and all Enterprise Liabilities.

                  Section 3.2 Retained Liabilities. Upon the terms and subject to the conditions set forth in this Agreement and in addition to any other Liabilities otherwise expressly retained by 3M pursuant to this Agreement, the Related Agreements or any other agreement contemplated by this Agreement, 3M hereby agrees with Imation that 3M shall pay, perform and discharge in due course any and all Retained Liabilities.


                                   ARTICLE IV

                                THE DISTRIBUTION

                  Section 4.1 The Distribution. On or prior to the Distribution Date, 3M shall deliver to the Agent the certificate for 100 shares of Imation Common Stock which were owned by 3M prior to the Distribution. Upon receipt from 3M of a certificate as to the number of shares of 3M Common Stock outstanding on the Record Date, Imation shall deliver to the Agent, for the benefit of holders of record of 3M Common Stock on the Record Date, a stock certificate representing, in the aggregate (and rounded down to the nearest whole share), a number of shares representing one share of Imation Common Stock for every 10 shares of 3M Common Stock outstanding on the Record Date (less the 100 shares of Imation Common Stock owned prior to the Distribution by 3M), and shall instruct the Agent to distribute as promptly as practicable following the Distribution Date to holders of record of 3M Common Stock on the Record Date one share of Imation Common Stock for every 10 shares of 3M Common Stock and cash in lieu of fractional shares of Imation Common Stock obtained in the manner provided in
Section 4.2 hereof. Imation agrees to provide to the Agent sufficient certificates in such denominations as the Agent may request in order to effect the Distribution. All of the shares of Imation Common Stock issued in the Distribution shall be fully paid, nonassessable and free of preemptive rights.

                  Section 4.2 Fractional Shares. No certificate or scrip representing fractional shares of Imation Common Stock shall be issued as part of the Distribution and in lieu of receiving fractional shares, each holder of 3M Common Stock who would otherwise be entitled to receive a fractional share of Imation Common Stock pursuant to the Distribution will receive cash for such fractional share. 3M and Imation agree that 3M shall instruct the Agent to determine the number of whole shares and fractional shares of Imation Common Stock allocable to each holder of record of 3M Common Stock as of the Record Date, to aggregate all such fractional shares into whole shares and sell the whole shares obtained thereby in the open market at then prevailing prices on behalf of holders who otherwise would be entitled to receive fractional share interests and to distribute to each such holder such holder's ratable share of the total proceeds of such sales (net of any commissions incurred in connection with such sales), net of any amount required to be withheld under applicable law.

                  Section 4.3 3M Board Action.

                  (a) This Agreement and the Related Agreement have been approved by the Board of Directors of 3M, subject to the declaration of the Distribution by the Board of Directors of 3M, and the consummation of the transactions provided for herein or therein shall only be effected after the Distribution has been declared by the Board of Directors of 3M.

                  (b) The Board of Directors of 3M, in its discretion, shall establish the Record Date and the Distribution Date and all appropriate procedures in connection with the Distribution.


                                    ARTICLE V

                             INDEMNIFICATION, CLAIMS
                                AND OTHER MATTERS

                  Section 5.1 Indemnification.

                  (a) 3M shall indemnify, defend and hold harmless Imation and each of its directors, officers, employees, agents and Affiliates from and against any and all Indemnifiable Losses of Imation or any of its Affiliates arising out of or due to, directly or indirectly, (i) any Third Party Claims (as defined in Section 5.2) in connection with any of the Retained Liabilities, (ii) Third Party Claims that the information included in the Information Statement or the Form 10 under the captions set forth on Schedule 5.1(a) hereto is false or misleading with respect to any material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) Third Party Claims that 3M or its Affiliates failed to perform, or violated, any provision of this Agreement which is to be performed or complied with by 3M or its Affiliates, (iv) breaches of this Agreement by 3M or its Affiliates or (v) any guarantees which may be granted, either before or after the Distribution Date, by Imation or one of its Affiliates on behalf of 3M or one of its Affiliates.

                  (b) Imation shall indemnify, defend and hold harmless 3M and each of its directors, officers, employees, agents and Affiliates from and against any and all Indemnifiable Losses of 3M or any of its Affiliates arising out of or due to, directly or indirectly, (i) Third Party Claims in connection with any of the Assumed Liabilities, (ii) Third Party Claims that the information included in the Information Statement or the Form 10, other than under the captions set forth on Schedule 5.1(a) hereto, or the information provided, or statements made, in connection with the investor roadshow held in connection with the Distribution, is false or misleading with respect to any material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) Third Party Claims that Imation or its Affiliates failed to perform, or violated, any provision of this Agreement which is to be performed or complied with by Imation or its Affiliates or (iv) breaches of this Agreement by Imation or its Affiliates or (v) any guarantees which may be granted, either before or after the Distribution Date, by 3M or one of its Affiliates on behalf of Imation or one of its Affiliates, including without limitation with respect to any third party leases assumed or undertaken by Imation or any of its Affiliates in Australia or otherwise.

                  (c) Amounts required to be paid pursuant to this Article V are hereafter sometimes collectively called "Indemnity Payments" and are individually called an "Indemnity Payment." The amount which any party (an "Indemnifying Party") is required to pay to any other party (an "Indemnified Party") pursuant to Section 5.1(a) or Section 5.1(b) shall be reduced (including, without limitation, retroactively) by any insurance proceeds and other amounts actually recovered by such Indemnified Party in reduction of the related Indemnifiable Loss. If an Indemnified Party shall have received an Indemnity Payment in respect of an Indemnifiable Loss and shall subsequently actually receive insurance proceeds or other amounts (such as settlement amounts) in respect of such Indemnifiable Loss, then such Indemnified Party shall immediately pay to such Indemnifying Party a sum equal to the lesser of the amount of such insurance proceeds or other amounts actually received or the net amount of Indemnity Payments actually received previously. The foregoing notwithstanding, nothing in this Section 5.1(c) shall grant to Imation or its Affiliates any direct or indirect rights or benefits to insurance coverage with respect to which Imation is not otherwise entitled under Article IX hereof nor require 3M or its Affiliates to make any claim for insurance coverage unless and to the extent that Imation would otherwise be entitled to have 3M make a claim under Article IX hereof.

                  (d) (i) For purposes of this Section 5.1(d), an Indemnified Party shall be deemed to have received a tax saving with respect to an Indemnifiable Loss if, upon the filing of a Federal or foreign income tax return for a taxable year ending on or after the Distribution Date (the "Indemnity Return"), an amount attributable to an Indemnifiable Loss (the "Indemnifiable Loss Deduction") is deductible by the Indemnified Party or any of its wholly owned subsidiaries and an amount attributable to the Indemnity Payment is not includable in gross income by the Indemnified Party or any of its wholly owned subsidiaries. The foregoing notwithstanding, if the Indemnifying Party may deduct the amount attributable to the Indemnity Payment, the Indemnified Party shall be deemed to have not received a tax saving with respect to an Indemnifiable Loss.

                           (ii) In the event that an Indemnified Party is deemed
to have received a tax saving by reason of an Indemnifiable Loss, such Indemnified Party shall pay the Indemnifying Party within thirty (30) days after the filing of an Indemnity Return by an Indemnified Party which results in a reduction in the tax liability of the Indemnified Party that is attributable to such Indemnifiable Loss, a sum equal to the Indemnifiable Loss Deduction multiplied by an amount equal to A + ((l - A) x .06), where A equals the highest marginal corporate Federal income tax rate applicable to corporations taxable under Subchapter C of the Code on the date the Indemnity Return is filed (the "Tax Saving Amount").

                           (iii) In the event that any such Indemnifiable Loss
is deductible outside the United States, the provisions of Section 5.1(d)(ii) shall be appropriately adjusted to reflect the tax structure of the appropriate foreign jurisdiction.

                           (iv) Any payment made pursuant to this Section 5.1(d)
shall be treated as a reduction of the Indemnity Payment to which it relates.

                  (e) 3M'S AND IMATION'S RESPECTIVE OBLIGATIONS PURSUANT TO
SECTION 5.1(A)(IV) AND (B)(IV) SHALL BE LIMITED TO DIRECT AND ACTUAL DAMAGES, TO THE EXCLUSION OF INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES. PARAGRAPH 5.1(E) SHALL NOT APPLY TO (I) ANY FAILURE BY IMATION OR ITS AFFILIATES TO ASSUME, PAY, PERFORM AND DISCHARGE (OR CAUSE THE APPROPRIATE AFFILIATE OF IMATION TO ASSUME, PAY, PERFORM AND DISCHARGE) ANY AND ALL ASSUMED LIABILITIES, OR (II) ANY FAILURE BY 3M OR ITS AFFILIATES TO ASSUME, PAY, PERFORM AND DISCHARGE (OR CAUSE THE APPROPRIATE AFFILIATE OF 3M TO ASSUME, PAY, PERFORM AND DISCHARGE) ANY AND ALL RETAINED LIABILITIES, OR (III) EXCEPT AS PROVIDED IN SECTION 6.18, ANY BREACH BY 3M OR IMATION OF THEIR RESPECTIVE INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT, INCLUDING THE INDEMNITY OBLIGATIONS SET FORTH IN ARTICLE V.

                  (f) Indemnification obligations contained elsewhere in this Agreement shall be subject to the provisions of this Article V.

                  Section 5.2 Procedure for Indemnification.

                  (a) If either party shall receive notice of any claim or Action brought, asserted, commenced or pursued by any person or entity not a party to this Agreement (hereinafter a "Third Party Claim"), with respect to which the other Party is or may be obligated to make an Indemnity Payment, it shall give such other Party prompt notice thereof (including any pleadings relating thereto) after becoming aware of such Third Party Claim, specifying in such reasonable detail as is known to it, the nature of such Third Party Claim and the amount or estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim); provided, however, that the failure of a Party to give notice as provided in this Section
5.2 shall not relieve the other Party of its indemnification obligations under this Article V, except to the extent that such other Party is actually prejudiced by such failure to give notice.

                  (b) For any Third Party Claim concerning which notice is required to be given, and, in fact, given, under subparagraph (a) of this
Section 5.2, the Indemnifying Party shall defend in a timely manner, to the extent permitted by law, such Third Party Claim through counsel appointed by the Indemnifying Party and reasonably acceptable to the Indemnified Party. Once an Indemnifying Party has commenced its defense of an Indemnified Party, it cannot withdraw from such defense until conclusion of the matter, unless the Indemnified Party agrees to the withdrawal or the Indemnified Party is also defending the claim. The Indemnified Party shall have the right to participate in the defense of the Third Party Claim by employing separate counsel at its own expense, provided that the parties enter into a Joint Defense Agreement or Joint Representation and Defense Agreement, substantially in the form of Exhibit D or E to this Agreement, as appropriate.

                  (c) If a party responds to a notice of a Third Party Claim by denying its obligation to indemnify the person or entity claiming a right of defense and indemnification under this Agreement ("Indemnification Claimant"), or if the Indemnifying Party fails to defend in a timely manner, the Indemnified Party shall be entitled to defend such Third Party Claim through counsel appointed by it. In addition, if it is later determined, through procedures referenced in Article X of this Agreement, or agreement of the parties, that said party wrongfully denied such claim, or the Indemnifying Party failed to timely defend, then the Indemnifying Party shall (1) reimburse the Indemnified Party for all costs and expenses (other than salaries of officers and employees) incurred reasonably by the Indemnified Party in connection with its defense of such Third Party Claim and (2) be estopped from challenging a judgment, order, settlement, compromise, or consent judgment resolving the Third Party Claim entered into in good faith by the Indemnified Party (if such claim has been resolved prior to the conclusion of the proceeding between the Indemnified Party and Indemnifying Party). An Indemnifying Party, after initially rejecting a claim for defense or indemnification by an Indemnification Claimant, may defend and indemnify the Indemnification Claimant, at any time prior to the resolution of said Third Party Claim, for such claim, provided that (x) the Indemnifying Party reimburses the Indemnified Party for all costs and expenses (other than salaries of officers and employees) incurred reasonably by the Indemnified Party in connection with its defense of such Third Party Claim up to the time the Indemnifying Party assumes control of the defense of such claim (including costs incurred in the transition of the defense from the Indemnified Party to the Indemnifying Party) and (y) the assumption of the defense of the Third Party Claim will not prejudice or cause harm to the Indemnified Party.

                  (d) With respect to any Third Party Claim relating to any matter subject to a claim for indemnification hereunder, no party shall enter into any compromise or settlement or consent to the entry of any judgment which
(i) does not include as a term thereof the giving by the third party of a release to the Indemnified Party from all further liability concerning such Third Party Claim on terms no less favorable than those obtained by the party entering into such compromise, settlement or consent or (ii) imposes any obligation on the Indemnified Party without said Indemnified Party's written consent (such consent not to be unreasonably withheld), except an obligation to pay money which the Indemnifying Party has agreed to pay on behalf of the Indemnified Party. In the event that an Indemnified Party enters into any such compromise, settlement or consent without the written consent of the Indemnifying Party (other than as contemplated by Section 5.2(c)), the entry of such compromise, settlement or consent shall relieve the Indemnifying Party of its indemnification obligation related to the claims underlying such compromise, settlement or consent.

                  (e) Upon final judgment, determination, settlement or compromise of any Third Party Claim, and unless otherwise agreed by the parties in writing, the Indemnifying Party shall pay promptly on behalf of the Indemnified Party, or to the Indemnified Party in reimbursement of any amount theretofore required to be paid by it, the amount so determined by final judgment, determination, settlement or compromise. Upon the payment in full by the Indemnifying Party of such amount, the Indemnifying Party shall succeed to the rights of such Indemnified Party to the extent not waived in settlement, against the third party who made such Third Party Claim and any other person who may have been liable to the Indemnified Party with respect to the indemnified matter.

                  (f) In connection with defending against Third Party Claims, the parties shall cooperate with and assist each other by making available all employees, books, records, communications, documents, items and matters within their knowledge, possession or control that are necessary, appropriate or reasonably deemed relevant with respect to defense of such claims; provided, however, that nothing in this subparagraph (f) shall be deemed to require the waiver of any privilege, including the attorney-client privilege, or protection afforded by the attorney work product doctrine. In addition, regardless of the party actually defending a Third Party Claim for which there is an indemnity obligation under Section 5.1 of this Agreement, the parties shall give each other regular status reports relating to such action with detail sufficient to permit the other party to assert and protect its rights and obligations under this Agreement.

                  (g) The provisions of this Section 5.2 shall survive in perpetuity and shall be the exclusive procedures for any claims subject to the provisions of Section 5.1(a) or (b) hereof.

                  Section 5.3 Other Claims by Indemnified Parties Against Indemnifying Parties. Any claim on account of an Indemnifiable Loss which does not result from a Third Party Claim shall be asserted by written notice from the Indemnified Party to the Indemnifying Party within sixty (60) days of first learning of the breach under Section 5.1(a)(iv) or 5.1(b)(iv). All such claims that are not timely asserted pursuant to this Section shall be deemed to be forever waived. The Indemnified Party's written notice shall contain such information as the Indemnified Party has regarding the alleged breach. Such Indemnifying Party shall have a period of sixty (60) days (or such shorter time period as may be required by law as indicated by the Indemnified Party in the written notice) within which to respond thereto. If such Indemnifying Party does not respond within such 60-day (or lesser period) such Indemnifying Party shall be deemed to have accepted responsibility to make payment for the amount of the Indemnifiable Loss and shall have no further right to contest the validity of such claim. If such Indemnifying Party does respond within such 60-day (or lesser) period and rejects such claim in whole or in part, such Indemnified Party shall be free to pursue resolution as provided in Article X hereof.

                  Section 5.4 Indemnifiable Losses under Sections 5.1(a)(ii) and 5.1(b)(ii). If the indemnification provided for in this Article V is unavailable to an Indemnified Party in respect of any Indemnifiable Loss arising out of or related to information contained in the Information Statement the Form 10 or the roadshow, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Indemnifiable Loss, in such proportion as is appropriate to reflect the relative fault of Imation, each of its directors, each of its officers who has signed any registration statement and each Affiliate of Imation (an "Imation Party") on the one hand and 3M and each Affiliate of 3M (a "3M Party") on the other hand in connection with the statements or omissions which resulted in such Indemnifiable Loss. The relative fault of an Imation Party on the one hand and of a 3M Party on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by an Imation Party on the one hand or a 3M Party on the other hand.

                  Section 5.5 No Beneficiaries. Except to the extent expressly provided otherwise in this Article V, the indemnification provided for by this
Article V shall not inure to the benefit of any third party or parties and shall not relieve any insurer who would otherwise be obligated to pay any claim of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, provide any subrogation rights with respect thereto and each party agrees to waive such rights against the other to the fullest extent permitted.

                  Section 5.6 Special Provision Relating to Nishika Case. 3M agrees to accept as Retained Liabilities the obligations relating to or arising from the lawsuit entitled Minnesota Mining and Manufacturing Company v. Nishika, Ltd., et al. (Supreme Court of Texas; Case No. 94-1124). In return, Imation agrees that in the event the case is retried, it will use its best efforts to make available on a priority basis, and for as long as is needed by 3M, any Imation employee witnesses requested by 3M. In such connection, it is anticipated that 3M will need, and Imation agrees to use its best efforts to make available, Roger Lorenzini, for as long as he is an Imation employee or under contract to provide any service to Imation, for extended periods prior to any retrial in connection with this case and, if requested by 3M, for the entire duration of any retrial. 3M shall reimburse Imation's out-of-pocket expenses, but not salaries, in connection with any such employee witnesses. Notwithstanding any other provisions of this Agreement, in the event Imation fails to use its best efforts to provide such witnesses, and if such failure has a material adverse impact on the outcome of the retrial, then all Liabilities and obligations relating to such case will be deemed to be Assumed Liabilities under this Agreement and Imation shall indemnify, defend and hold harmless 3M from and against all Indemnifiable Losses arising out of or due to, directly or indirectly, such case, whether incurred prior to the Distribution Date or incurred on or after the Distribution Date. For purposes of this Section 5.6, Imation shall be deemed to have satisfied its best efforts obligations to the extent, but only to the extent, that it exercises a degree of care and effort which is no less diligent than that which Imation would be expected to exercise had it retained responsibility for the foregoing lawsuit.

                  Section 5.7 Named Parties. The parties hereto acknowledge that it may not be feasible to substitute Imation (or one of its Affiliates) for 3M (or one of its Affiliates) as a named party in Actions, whether domestic or foreign, constituting Assumed Liabilities. In such event, 3M (or one of its Affiliates) shall remain as a named party, but, following the Distribution Date, Imation (or one of its Affiliates) shall assume the defense of any such Action in accordance with the provisions of Section 5.2 hereof and 3M and its Affiliates shall cooperate with Imation as contemplated by such Section 5.2 and
Article VII hereof.


                                   ARTICLE VI

                           CERTAIN ADDITIONAL MATTERS

                  Section 6.1 Conveyancing and Assumption Instruments. In connection with the transfer, conveyance, assignment and delivery of the Transferred Assets and the assumption of Assumed Liabilities contemplated by this Agreement, 3M and Imation agree to execute or cause to be executed by the appropriate parties and to deliver to each other, as appropriate, the Conveyancing and Assumption Instruments.

                  Section 6.2 No Representations or Warranties; Exceptions. Except as provided in Section 2.1 hereof, Imation understands and agrees that 3M is not in this Agreement or in any other agreement or document contemplated by this Agreement, representing or warranting in any way (a) as to the value or freedom from encumbrance of, or any other matter concerning, any Transferred Assets or (b) as to the legal sufficiency to convey title to any Transferred Assets of the execution, delivery and filing of the Conveyancing Instruments, IT BEING AGREED AND UNDERSTOOD THAT ALL SUCH ASSETS AND THE ASSUMED LIABILITIES ARE BEING TRANSFERRED "AS IS, WHERE IS" and without any representation or warranty of any kind (express or implied) and that Imation shall bear the economic and legal risk that any conveyances of such assets shall prove to be insufficient or that Imation's title to any such assets shall be other than good and marketable and free from encumbrances. Similarly, Imation understands and agrees that 3M is not in this Agreement or in any other agreement or document contemplated by this Agreement, representing or warranting in any way that the obtaining of the consents or approvals, the execution and delivery of any amendatory agreements and the making of the filings and applications contemplated by this Agreement shall satisfy the provisions of all applicable agreements or the requirements of all applicable laws or judgments, it being understood and agreed that, subject to Section 6.3 hereof, Imation shall bear the economic and legal risk that any necessary consents or approvals are not obtained or that any requirements of law or judgments are not complied with. The foregoing, however, shall not limit any responsibilities which 3M may have to use its commercially reasonable efforts to effect transfers under the other provisions of this Agreement.

                  Section 6.3 Further Assurances; Subsequent Transfers.

                  (a) Each of 3M and Imation will execute and deliver such further instruments of conveyance, transfer and assignment and will take such other actions as each of them may reasonably request of the other in order to effectuate the purposes of this Agreement and to carry out the terms hereof. Without limiting the generality of the foregoing, at any time and from time to time after the Distribution Date, at the request of Imation and without further consideration, 3M will execute and deliver to Imation such other instruments of transfer, conveyance, assignment and confirmation and take such action as Imation may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Imation and to confirm Imation's title to all of the Transferred Assets, to put Imation in actual possession and operating control thereof and to permit Imation to exercise all rights with respect thereto (including, without limitation, rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained) and Imation will execute and deliver to 3M all instruments, undertakings or other documents and take such other action as 3M may reasonably deem necessary or desirable in order to have Imation fully assume and discharge the Assumed Liabilities and relieve 3M of any Liability or obligations with respect thereto and evidence the same to third parties. Notwithstanding the foregoing, 3M and Imation shall not be obligated, in connection with the foregoing, to expend monies other than reasonable out-of-pocket expenses and attorneys' fees.

                  (b) 3M and Imation will use their commercially reasonable efforts to obtain any consent, approval or amendment required to novate and/or assign all agreements, leases, licenses and other rights of any nature whatsoever relating to the Transferred Assets to Imation or Affiliates of Imation; provided, however, that 3M and its Affiliates shall not be obligated to pay any consideration therefor (except for filing fees and other administrative charges and except as otherwise specifically provided herein) to the third party from whom such consents, approvals and amendments are requested. In the event and to the extent that 3M is unable to obtain any such required consent, approval or amendment (i) 3M shall continue to be bound thereby and (ii) unless not permitted by law or the terms thereof, Imation shall pay, perform and discharge fully all the obligations of 3M thereunder from and after the Distribution Date and indemnify 3M for all Indemnifiable Losses arising out of such performance by Imation or any claims by third parties thereunder. 3M shall, without further consideration therefor, pay and remit to Imation promptly all monies, rights and other considerations received in respect of such performance. 3M shall exercise or exploit its rights and options under all such agreements, leases, licenses and other rights and commitments referred to in this Section 6.3(b) only as reasonably directed by Imation and at Imation's expense. If and when any such consent shall be obtained or such agreement, lease, license or other right shall otherwise become assignable or able to be novated, 3M shall promptly assign and novate all its rights and obligations thereunder to Imation without payment of further consideration and Imation shall, without the payment of any further consideration therefor, assume such rights and obligations. To the extent that the assignment of any contract or agreement (or their proceeds) pursuant to this Section 6.3 is prohibited by law, the assignment provisions of this Section shall operate to create a subcontract with Imation to perform each relevant unassignable 3M contract or agreement at a subcontract price equal to the monies, rights and other considerations received by 3M with respect to the performance by Imation under such subcontract.

                  (c) All Bids, Quotations and Proposals included in the Transferred Assets shall be transferred to Imation or Imation Enterprises to the extent permitted by law. 3M and Imation shall work together and use their best efforts to preserve such Bids, Quotations and Proposals and facilitate the award of contracts pursuant thereto consistent with applicable laws and regulations. Any contracts awarded pursuant to an outstanding Bid, Quotation or Proposal shall be considered an agreement and treated in the same manner as provided for in the last two sentences of Section 6.3(b) hereof.

                  (d) 3M and Imation acknowledge that the following governmental programs shall remain with 3M through their respective terms: the Advanced Tape Systems Program, the Optical Storage Program, the National Media Lab Program and the Factory Support Program. With respect to the Advanced Tape Systems Program and the Optical Storage Program, 3M shall use its commercially reasonable efforts to have Imation added as another consortium member. With respect to the other programs and subject to the receipt of any required governmental approvals, 3M and Imation shall enter into a subcontracting agreement (as contemplated by subsection (b) above) to the extent necessary to allow Imation to perform any services required to be performed by it and to enable Imation to receive any benefits of the particular program relating to those services. 3M and Imation further acknowledge that the Mapping Contract shall remain with 3M, which shall have the sole responsibility of performing thereunder.

                  (e) With respect to any governmental commercial supply contracts relating to the Transferred Businesses, 3M and Imation shall use their respective commercially reasonable efforts to execute one or more novation agreements with the appropriate governmental authority so as to effectively substitute Imation for 3M under all such contracts.

                  (f) From and after the Distribution Date, 3M shall have no responsibility to take any action with respect to any UCC filings made prior to the Distribution Date relating to equipment sold by, or on behalf of, the Transferred Businesses, including, without limitation, any action which may be necessary to renew any such filings. The foregoing notwithstanding, at the request of Imation, 3M shall assist Imation in effecting the transfer of any such filings into the name of Imation.

                  (g) All references in this Section 6.3 to Imation shall include Imation Enterprises as and to the extent appropriate.

                  Section 6.4 Imation Officers and Directors. Imation and 3M shall take all actions which may be required to elect or otherwise appoint, as of the Distribution Date, those individuals designated in the Information Statement to be directors or officers of Imation.

                  Section 6.5 Resignations. On or prior to the Distribution Date, 3M shall cause all directors and officers of 3M who are not designated in the Information Statement to be directors and officers of Imation following the Distribution Date to resign from their positions as directors or officers of Imation.

                  Section 6.6 Certain Intercompany Arrangements.

                  (a) Following the Distribution Date, the parties shall discuss in good faith the provision of any services and products to be provided by the other, but which inadvertently were not the subject of a written agreement. Nothing in this Section 6.6, however, shall require or authorize 3M or Imation to provide and charge each other for any services other than on the terms and conditions specified in the Corporate Services Transition Agreement or the other Related Agreements.

                  (b) In connection with the Distribution, 3M and Imation shall effect the transfer of intercompany receivables and payables relating to products of the Transferred Businesses which are in-transit as of the Distribution Date to achieve an appropriate matching of such receivables and payables (i.e., both the receivables and payables relating to a product in-transit shall be held by one party and its Affiliate following the Distribution).

                  Section 6.7 Related Agreements. As of the Distribution Date, 3M and Imation shall enter, and shall cause Imation Enterprises and their respective Affiliates to enter (if applicable), into the Related Agreements.

                  Section 6.8 Sales and Transfer Taxes. Imation and 3M agree to cooperate to determine the amount of sales, transfer or other taxes or fees (including, without limitation, all real estate, patent, copyright and trademark transfer taxes and recording fees) payable in connection with the transactions contemplated by this Agreement (the "Transaction Taxes"). 3M agrees to file promptly and timely the returns for such Transaction Taxes with the appropriate taxing authorities and remit payment of the Transaction Taxes and Imation will join in the execution of any such tax returns or other documentation. Payment of all such Transaction Taxes shall be the responsibility of 3M, except as otherwise provided in Section 11.2 hereof, the foreign transfer agreements or the Tax Sharing Agreement. The foregoing notwithstanding, Imation shall be responsible for sales taxes payable upon the transfer of motor vehicles and for mortgage recording taxes which by statute are the primary responsibility of Imation.

                  Section 6.9 Signs; Use of 3M Name. Within 90 days after the Distribution Date, Imation, at its own expense, shall remove (or, if necessary, cover up) any and all exterior and interior signs and identifiers which refer or pertain to 3M at the Transferred Businesses. After such 90-day period, Imation shall not use or display the name "3M" or other trademarks, trade names or their identifiers owned by or licensed to 3M except to the extent such marks, names and identifiers have been assigned or licensed to Imation or Imation Enterprises pursuant to the Intellectual Property Agreement ("NonPermitted Names"), without the prior written consent of 3M.

                  Section 6.10 Supplies and Documents. For a period of time following the Distribution Date (as contemplated in the Intellectual Property Agreement), Imation shall have the right to use existing supplies and documents (including, but not limited to forms, labels, shipping materials, packaging materials, catalogues, sales brochures, operating manuals, instructional documents and similar materials, and advertising material) being transferred to it pursuant to this Agreement which have imprinted thereon the name "3M" or trademarks, logotypes or variations comprising the name "3M" as and to the extent contemplated by the Intellectual Property Agreement. At the end of such time period, Imation shall destroy all such remaining supplies and documents. In addition, Imation will cause the name of any of its subsidiaries or Affiliates containing the phrase "3M" to be changed to delete any such reference.

                  Section 6.11 Plant Closings and Layoffs. Imation agrees that it shall not, at any time during the 90-day period following the Distribution Date, effectuate (i) a "plant closing" as defined in the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act") affecting any site of employment or operating units within any site of employment of the Transferred Businesses or (ii) take any action to precipitate a "mass layoff" as defined in the WARN Act affecting any site of employment of the Transferred Businesses, except, in either case, after complying fully with the notice and other requirements of the WARN Act. Imation agrees to indemnify 3M and to defend and hold 3M harmless from and against any and all claims, losses, damages, expenses, obligations and liabilities (including attorney's fees and other costs of defense) which 3M may incur in connection with any suit or claim of violation brought against 3M under the WARN Act, which relate, in whole or in part, to actions taken by Imation with regard to any site of employment of Imation or operating units within any site of employment of the Transferred Businesses.

                  Section 6.12 Shared Facility Arrangements.

                  (a) 3M and Imation agree that, subsequent to the Distribution Date, the facilities located in Menomonie, Wisconsin and at 3M Center (the "3M Shared Facility") shall be owned by 3M, but shared by the parties for the concurrent operations of certain of the Core Businesses and Transferred Businesses in accordance with the terms set forth in this Section 6.12. 3M and Imation further agree that subsequent to the Distribution Date, the facilities located in Middleway, West Virginia, Vadnais Heights, Minnesota, Camarillo, California and Pine City, Minnesota (the "Imation Shared Facilities") shall be owned by Imation (or Imation Enterprises) or leased by Imation (or Imation Enterprises) from third parties (as the case may be), but shared by the parties for the concurrent operations of certain of the Core Businesses and Transferred Businesses in accordance with the terms set forth in this Section 6.12. (All such arrangements are collectively referred to as the "Shared Facility Arrangements" and are more fully described on Schedule 6.12(a)).

                  (b) During the applicable Shared Facility Term, the parties agree that Imation shall lease from 3M a portion of the 3M Shared Facility for the purpose of conducting operations relating to the Transferred Businesses to the extent and in a manner substantially consistent with the operations conducted at such facilities in connection with the Transferred Businesses immediately prior to the Distribution Date. In furtherance thereof, 3M and Imation shall, on or prior to the Distribution Date, enter into a Shared Facility Agreement, with respect to each such facility, which shall set forth
(i) the portion of the building to be made available and the services to be provided by 3M to Imation at each of the 3M Shared Facilities, (ii) the payments to be paid by Imation to 3M in consideration therefor and (iii) such further arrangements as the parties deem appropriate with respect to the 3M Shared Facilities. In addition, Affiliates of Imation shall continue following the Distribution Date to lease from Affiliates of 3M (x) a portion of 3M's facility at Breda, Netherlands pursuant to the lease which is in effect on the Distribution Date and (y) a portion of 3M's facility in London, Ontario, Canada pursuant to the terms of the Transition Agreement being entered into between 3M Canada, Inc. and Imation Canada, Inc.

                  (c) During the applicable Shared Facility Term, the parties agree that 3M shall lease (or sublease, as the case may be) from Imation a portion of each of the Imation Shared Facilities for the purpose of conducting operations relating to the Core Businesses to the extent and in a manner substantially consistent with the operations conducted at such facilities in connection with the Core Businesses immediately prior to the Distribution Date. In furtherance thereof, 3M and Imation shall, on or prior to the Distribution Date, enter into a Shared Facility Agreement with respect to each such facility, which shall set forth (i) the portion of the building to be made available and services to be provided by Imation to 3M at each of the Imation Shared Facilities, (ii) the payments to be made by 3M to Imation in consideration therefor and (iii) such further arrangements as the parties deem appropriate with respect to the Imation Shared Facilities.

                  (d) Upon the termination by either party of any of the Shared Facility Arrangements with respect to a particular facility in accordance with the respective Shared Facility Agreement, Imation or 3M, as the case may be, shall promptly remove all of its personnel, equipment, materials and other property from such facility.

                  Section 6.13 Leased Employees. Following the Distribution Date, Imation shall lease from 3M the Leased Employees in accordance with the terms of the Leased Employee Agreement.

                  Section 6.14 Other Leased/Shared Properties.

                  (a) In connection with the Distribution, 3M shall assign to Imation or Imation Enterprises (as the case may be), and Imation or Imation Enterprises (as the case may be) shall accept responsibility for the third party leases relating to real property and/or the facilities set forth on Schedule 6.14(a).

                  (b) In connection with the Distribution, Imation or Imation Enterprises (as the case may be) shall assume responsibility with respect to certain lease agreements relating to the Transferred Businesses, including those which are set forth on Schedule 6.14(b), pursuant to which 3M presently leases a portion of its facilities to unaffiliated third parties.

                  (c) 3M shall retain all distribution centers. Any distribution center services to be provided by 3M to Imation shall be provided pursuant to the terms of the Corporate Services Agreement.

                  Section 6.15 Domestic Receivables and Payables.

                  (a) Following the Distribution Date and through December 31, 1996 (or such earlier date as 3M and Imation shall mutually agree), 3M, on behalf of Imation and Imation Enterprises, shall collect all domestic trade receivables of the Transferred Businesses outstanding as of the Distribution Date which constitute shared accounts (i.e., a portion of such receivables relate to each of the Core Businesses and the Transferred Businesses, respectively) and pay all domestic payables of the Transferred Businesses outstanding as of such date (irrespective of whether such payables constitute shared payables or are payables solely for the account of the Transferred Businesses). 3M will diligently pursue the collection of such receivables and the payment of payables, with the same degree of care and effort as 3M performs such services with respect to its own receivables and payables; it being understood, however, that subject to the provisions of this sentence, any risk of non-collection of Imation's portion of the shared receivables shall remain with Imation. Pending a final reconciliation, 3M will remit to Imation, per a mutually agreed schedule which is set forth on Schedule 6.15(a), an estimate of the amount, if any, by which collections with respect to shared and non-shared (net of the items specified on Schedule 6.15(a)) are expected to exceed payments, and Imation will remit to 3M the amount, if any, by which payments are expected to exceed collections (net of the items specified on Schedule 6.15(a)). The remittances schedule shall be reviewed on a monthly basis by 3M and Imation and shall be adjusted in good faith by mutual agreement of the parties to the extent necessary to reflect more accurately the actual schedule of collections and payments. If 3M receives a payment with respect to a receivable of which a portion relates to the Transferred Businesses and a portion relates to the Core Businesses, 3M shall allocate the payments as directed by the customer and, in the absence of any such direction, in a manner corresponding to the relative amounts of the specific invoices in question outstanding with respect to the Transferred Businesses and the Core Businesses.

                  (b) Promptly following December 31, 1996 (or such earlier date as 3M and Imation shall mutually agree upon), 3M shall prepare a final reconciliation of cash collected from domestic trade receivables (net of the items specified on Schedule 6.15(a)) and cash paid for all domestic payables, in either instance relating to the Transferred Businesses and outstanding on the Distribution Date. Upon completion of the final reconciliation, 3M shall remit to Imation, or Imation shall remit to 3M, as the case may be, any funds required so that the total amount of funds remitted by 3M to Imation (net of any funds remitted by Imation to 3M) pursuant to Sections 6.15(a) and (b) shall equal the actual amount by which collections (net of the items set forth on Schedule 6.15(a)) exceed payments.

                  (c) The foregoing notwithstanding, commencing with the Distribution Date, Imation shall assume responsibility for the collection of all trade receivables of the Transferred Businesses which are not "shared" accounts, and be entitled to any amounts so collected; although the funds relating to pre-Distribution Date receivables may be deposited in 3M lock boxes and remitted to Imation in accordance with Schedule 6.15(a). The risk of non-collection of the trade receivables referred to in the preceding sentence shall remain with Imation. In addition, after December 31, 1996 (or such earlier date as 3M and Imation shall mutually agree upon), Imation shall assume responsibility for the collection of all domestic trade receivables and the payment of all trade payables, in either instance relating to the Transferred Businesses; although 3M may continue to provide services with respect to trade payables in accordance with the terms of the Corporate Services Transition Agreement. Accordingly, should 3M or Imation inadvertently receive payment with respect to any trade receivables the collection of which is the responsibility of the other party, it will remit payment to the appropriate party of any amounts so received at the time of the final reconciliation or at such other time as the improper payment is identified.

                  Section 6.16 Diskette Anti-Dumping Duty Exemption. 3M is presently entitled to certain exemptions from anti-dumping duties which respect to the importation of diskettes into the European Union. 3M and Imation shall use their respective commercially reasonable efforts to have Imation substituted for 3M with respect to such exemption with an effective date of July 1, 1996 or as soon as possible thereafter. 3M and Imation agree to cooperate with each other in good faith to minimize any obligation to pay anti-dumping duties should the parties be unable to effect such substitution and/or have such substitution effective as of July 1, 1996, including to the extent permitted by applicable law by having 3M import on behalf of Imation (it being understood that Imation would reimburse 3M for all its costs and expenses so involved). In the event that Affiliates of 3M in Europe shall receive diskettes following the foregoing substitution of Imation, 3M and Imation shall cooperate with each other in good faith to minimize any obligation to pay anti-dumping duties with respect to such diskettes; it being understood, however, that Imation shall be responsible for any duties which may be payable and any other costs which may be incurred in handling such diskettes.

                  Section 6.17 Repayment of Italian Debt. In connection with the Distribution, Imation shall, or shall cause one of its Affiliates, to repay certain indebtedness which is presently outstanding and owing to 3M from its Affiliates in Italy and which is being assumed by an Affiliate of Imation pursuant to Section 2.3 hereof.

                  Section 6.18 GECC Financing Agreements. The respective rights and obligations of 3M and Imation under the Portfolio Purchase Agreement and the Operating Agreement entered into by 3M with GECC in December 1995 with respect to financing transactions entered into with customers to enable those customers to purchase equipment sold by the Transferred Businesses or used in connection with products of the Transferred Businesses are as set forth below:

                  (a) respective rights and obligations of 3M and Imation under the Portfolio Purchase Agreement and the Operating Agreement entered into by 3M with respect to the Imation Contracts and other obligations described therein shall be as follows:

         (i) With respect to the Portfolio Purchase Agreement:

         (1) So long as Imation is not in material default of its obligations pursuant to this Section 6.18 and to the extent 3M is entitled to certain rights with respect to Imation Contracts pursuant to the Portfolio Purchase Agreement, including without limitation, the right to receive notice in certain cases, the right to make cure payments on behalf of customers, and the right to remarket Property, Imation shall have all such rights from and after the Distribution Date and, subject to GECC's consent, shall have the right to exercise such rights directly to GECC;

         (2) To the extent amounts are owed or become due to GECC resulting from the breach of a representation or warranty relating to Lease Contracts or the Property related thereto which are Imation Contracts pursuant to
         Section 3.4, 3.7, 3.8, 3.10 or 3.11 thereof, Imation shall pay those amounts to GECC;

         (3) To the extent amounts are owed or become due to GECC pursuant to
         Article V thereof, Imation shall pay those amounts to GECC which result from Lease Contract Defaults that are related to Imation Contracts;

         (4) To the extent any Recoveries or Remarketing Proceeds are owed or become due to GECC pursuant to Section 5.5 or Section 6.7 thereof, Imation shall pay those amounts to GECC which relate to any Property that is subject to Imation Contracts and if Imation pays any such amounts to GECC then 3M shall direct that GECC transfer such Imation Contracts directly to Imation;

         (5) To the extent that any Recoveries or Remarketing Proceeds have been paid to 3M pursuant to Section 5.5 or Section 6.7 thereof, 3M shall pay to Imation any portion of such amounts attributable to Imation Contracts (except to the extent 3M has previously paid to GECC any amounts with respect to such Imation Contracts);

         (6) On the Distribution Date, 3M shall transfer to Imation all of its rights and interests in and to all Administered Accounts that relate to Imation Contracts; and, to the extent that any Recoveries or Remarketing Proceeds are paid to 3M with respect to any Administered Account, 3M shall promptly pay to Imation any portion of such amounts to Imation which result from those Administered Accounts relating to Imation Contracts and any amounts paid from GECC to 3M on each such Imation Contract will be promptly paid to Imation;

         (7) To the extent amounts are owed or become due to GECC with respect to any Administered Account pursuant to Section 7.4 thereof, Imation shall pay those amounts to GECC which result from those Administered Accounts relating to Imation Contracts;

         (8) To the extent amounts are owed or become due to GECC under any Service and Maintenance Contract pursuant to Article VIII thereof, Imation shall pay those amounts to GECC which result from those Service and Maintenance Contracts relating to Property that is subject to Imation Contracts and if Imation pays any such amounts to GECC then 3M shall direct GECC to transfer such Imation Contracts directly to Imation;

         (9) To the extent amounts are owed or become due to GECC under any Dealer Enhancement pursuant to Article VIII thereof, Imation shall pay those amounts to GECC which result from those Dealer Enhancements relating to Imation Contracts and if Imation pays any such amounts to GECC then 3M shall direct GECC to transfer such Imation Contracts directly to Imation;

         (10) To the extent that remarketing obligations are required to be performed pursuant to Section 8.3 thereof with respect to Imation Contracts, Imation shall perform such obligations;

         (11) To the extent amounts are owed or become due to GECC under any Recourse Contract pursuant to Article VIII thereof, Imation shall pay those amounts to GECC which result from those Recourse Contracts relating to Imation Contracts and if Imation pays any such amounts to GECC then 3M shall direct GECC to transfer such Imation Contracts directly to Imation;

         (12) To the extent any Damages are owed or become due to GECC pursuant to Section 9.2(a)(other than clause (iii) therein) or 9.2(b) thereof, Imation shall pay those amounts to GECC which are attributable to, or arise out of, Imation's actions or failure to act, or relate to Imation Contracts or the Property related thereto;

         (13) 3M shall endeavor in good faith to enter into an amendment thereto with GECC which provides that, with respect to Imation Contracts, Imation shall be entitled to all rights of 3M pursuant to the Portfolio Purchase Agreement and, subject to GECC's consent, GECC shall thereafter fulfill its obligations relating to Imation Contracts directly to Imation and 3M shall, upon request, be entitled to receive copies of all such reports relating to Imation Contracts, and all notices, letters and other forms of communication provided by GECC to Imation pursuant to the Portfolio Purchase Agreement from time to time during the term of such Agreement; and

         (14) On the Distribution Date, 3M shall transfer to Imation a non-cash accrual in the amount of sixty percent (60%) of the remaining balance in 3M's General Ledger Account 9030 Project DIVESTGECC as of the Distribution Date as a reserve against future liabilities relating to Imation Contracts. This is a transfer of the asset reserve account only and does not include any current or future transfer of cash from 3M to Imation.

         (ii) With respect to the Operating Agreement:


         (1) 3M shall transfer to Imation the right to receive all amounts to be received from GECC, if any, for funding Imation Contracts which have not been funded as of the Distribution Date;

         (2) 3M and Imation shall use all reasonable efforts to enter into an assignment and assumption agreement with GECC pursuant to which 3M shall assign its rights and obligations under the Operating Agreement with respect to Imation Contracts to Imation. Imation shall assume such rights and obligations, and GECC shall consent to such assignment and assumption.

         (3) In the event the parties do not enter into such an assignment and assumption agreement, the following provisions shall apply:


                  (A) To the extent amounts are owed or become due to GECC resulting from the breach of a representation, warranty or covenant in Section 12 thereof, Imation shall pay those amounts to GECC that relate to any such breach that is attributable to Imation Contracts or the Equipment related thereto and will perform the covenants shown in such Section 12 to the extent that such covenants relate to Imation Contracts or the Equipment related thereto;

                  (B) To the extent amounts are owed or become due to GECC pursuant to Section 15 thereof, Imation shall pay those amounts to GECC which result from Lease Contract Defaults that relate to Imation Contracts;

                  (C) To the extent any Recoveries or Remarketing Proceeds are owed or become due to GECC pursuant to Section 15(d) or
                  Section 16(g) thereof, Imation shall pay those amounts to GECC which relate to Property that is subject to Imation Contracts;

                  (D) To the extent that any Recoveries or Remarketing Proceeds are paid to 3M pursuant to Section 15(d) or Section 16(g) thereof, 3M shall pay to Imation the portion of such amounts attributable to Imation Contracts;

                  (E) To the extent amounts are owed or become due to GECC under any Service Transaction pursuant to Section 17 thereof, Imation shall pay those amounts to GECC which result from those Service Transactions relating to any Property that is subject to Imation Contracts and if Imation pays any such amounts to GECC then 3M shall direct GECC to transfer such Imation Contracts directly to Imation;

                  (F) To the extent amounts are owed or become due to GECC under any Recourse Transactions pursuant to Section 17 thereof, Imation shall pay those amounts to GECC which result from those Recourse Transactions that are related to Imation Contracts and if Imation pays any such amounts to GECC then 3M shall direct GECC to transfer such Imation Contracts directly to Imation;

                  (G) To the extent amounts are owed or become due to GECC resulting from municipal contract terminations for non-appropriation pursuant to Section 18 thereof, Imation shall pay those amounts to GECC which are related to Imation Contracts;

                  (H) To the extent that obligations are required to be performed or amounts are owed or become due to GECC pursuant to Section 18 with respect to Imation Contracts, Imation shall perform such obligations or pay such amounts;

                  (I) To the extent any Damages are owed or become due to GECC pursuant to Section 22(a) thereof, Imation shall pay those amounts to GECC which are attributable to Imation, or arise out of, Imation's actions or failure to act, or relate to Imation Contracts or the Equipment related thereto;

                  (J) To the extent amounts are owed or become due to GECC pursuant to Section 26 thereof and Imation has not generated Transaction volume in an amount at least equal to $90,000,000 during the Term of the Program, then Imation shall pay to GECC $10,000 for each $1,000,000 of Transaction volume (or portion thereof) less than $90,000,000 generated during such Term (but not more than $900,000).

                  (b) For the purposes of this Section 6.18, all capitalized terms used herein shall have their respective meanings in the Portfolio Purchase Agreement or the Operating Agreement, as the context requires, except that the following terms shall have the following definitions:

3M Contracts: shall mean those Lease Contracts that are not Imation Contracts.

GECC: General Electric Capital Corporation, a corporation organized under the laws of the State of Connecticut.

Imation Contracts: shall mean those Lease Contracts that were originated by the Transferred Businesses in existence as of the Distribution Date.

Operating Agreement: shall mean that certain Operating Agreement by and between GECC and 3M dated as of December 6, 1995.

Portfolio Purchase Agreement: shall mean that certain Portfolio Purchase Agreement by and between GECC and 3M dated as of December 6, 1995.

All capitalized terms used in this Section 6.18 but not otherwise defined in this Section 6.18(a) shall have the meanings set forth in this Agreement.

                  (c) Imation shall, from and after the Distribution Date, indemnify and hold harmless 3M and each of its directors, officers, employees and agents from and against any and all liabilities owed to GECC arising out of or based upon or with respect to any (i) breach under this Section 6.18 or
(ii) any failure to perform any covenant, agreement or undertaking on the part of Imation contained in this Section 6.18.

                  (d) 3M shall, from and after the Distribution Date, indemnify and hold harmless Imation and each of its directors, officers, employees and agents from and against any and all liabilities owed to GECC arising out of or based upon or with respect to any (i) breach under this Section 6.18; (ii) any failure to perform any covenant, agreement or undertaking on the part of 3M contained in this Section 6.18; or (iii) any breach or failure by 3M to perform any covenant, agreement or undertaking on the part of 3M contained in the Portfolio Purchase Agreement and the Operating Agreement other than as a result of any action or inaction by Imation.

                  (e) 3M'S AND IMATION'S RESPECTIVE OBLIGATIONS PURSUANT TO
SECTION 6.18(C) AND (D) SHALL BE LIMITED TO DIRECT AND ACTUAL DAMAGES, TO THE EXCLUSION OF INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES.

                  Section 6.19 Letters of Credit. Imation shall use its commercially reasonable efforts to substitute Imation letters of credit for any 3M letters of credit outstanding on the Distribution Date with respect to obligations of the Transferred Businesses. In addition, Imation shall reimburse 3M for any costs incurred or funds advanced by 3M following the Distribution Date with respect to any such letters of credit.

                  Section 6.20 Industrial Revenue Bonds. 3M shall repay on or prior to the Distribution Date certain industrial revenue bonds presently outstanding with respect to the White City, Oregon facility. In connection with the Distribution, Imation shall assume responsibility for all other industrial revenue bonds presently outstanding with respect to the White City, Oregon facility.


                                   ARTICLE VII

                       ACCESS TO INFORMATION AND SERVICES

                  Section 7.1 Provision of Corporate Records. As soon as practicable after the Distribution Date, 3M shall deliver to Imation all Books and Records. Such Books and Records shall be the property of Imation, but shall be retained and made available (upon reasonable notice during normal business hours) to 3M for review and duplication until the earlier of (i) notice from 3M that such records are no longer needed by 3M or (ii) the end of the customary retention period under 3M's document retention policies as in effect at the Distribution Date. The foregoing notwithstanding, technical notebooks and other Books and Records subject to the Intellectual Property Agreement shall be governed by the terms of such agreement.

                  Section 7.2 Access to Information. From and after the Distribution Date, 3M and Imation shall afford to each other and to each other's authorized accountants, counsel and other designated representatives reasonable access and duplicating rights (with copying costs to be borne by the requesting party) during normal business hours to all Books and Records and documents, communications, items and matters (collectively, "Information") within each other's knowledge, possession or control relating to the Transferred Assets, the Transferred Businesses, the Assumed Liabilities, the Retained Liabilities and the Transferred Employees, insofar as such access is reasonably required by 3M or Imation, as the case may be (and shall use reasonable efforts to cause persons or firms possessing relevant Information to give similar access). Information may be requested under this Article VII for, without limitation, audit, accounting, claims, Actions and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations, but not for competitive purposes.

                  Section 7.3 Production of Witnesses and Individuals. From and after the Distribution Date, 3M and Imation shall use reasonable efforts to make available to each other, upon written request, its officers, directors, employees and agents for fact finding, consultation and interviews and as witnesses to the extent that any such person may reasonably be required in connection with any Actions in which the requesting party may from time to time be involved relating to the conduct of the Transferred Businesses or the Core Businesses (as the case may be) prior to the Distribution Date. Except as otherwise agreed between the parties or pursuant to a Joint Representation and Defense Agreement or Joint Defense Agreement, 3M and Imation agree to reimburse each other for reasonable out-of-pocket expenses (but not labor charges or salary payments) incurred by the other in connection with providing individuals and witnesses pursuant to this Section 7.3.

                  Section 7.4 Retention of Records. Except when a longer retention period is otherwise required by law or agreed to in writing, 3M and Imation shall retain, for their retention periods customary under existing 3M policies, all material Information relating to the Transferred Businesses. Notwithstanding the foregoing, in lieu of retaining any specific Information, 3M or Imation may offer in writing to deliver such Information to the other and, if such offer is not accepted within 90 days, the offered Information may be destroyed or otherwise disposed of at any time. If a recipient of such offer shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the Information as was requested (at the cost of the requesting party).

                  Section 7.5  Confidentiality.

                  (a) Each of 3M and Imation shall, and shall cause its officers, employees, agents, consultants, advisors and Affiliates to, hold, in strict confidence and not disclose to another, except as provided herein or compelled to disclose by judicial or administrative process or, in the opinion of its independent legal counsel, by other requirements of law, confidential information concerning the other party.

                  (b) For purposes of this Section 7.5, confidential information about a particular party (referred to herein as the "first party") shall mean information known by the other party on the Distribution Date and reasonably understood by the other party to be confidential and related to the first party's business interests, or disclosed confidentially by the first party to the other party after the Distribution Date under the terms and for purposes of this Agreement or any of the Related Agreements except for:

                  (i) information learned by the other party for the first time after the Distribution Date, but prior to any disclosure by the first party;

                  (ii) information which is or becomes publicly available through no act of the other party, from and after the date of public availability;

                  (iii) information disclosed to the other party by a third party, provided (a) under the circumstances of disclosure the other party does not have a duty of non-disclosure owed to such third party, (b) the third party's disclosure is not violative of a duty of non-disclosure owed to another, including the first party, and (c) the disclosure by the third party is not otherwise unlawful;

                  (iv) information developed by the other party independent of any confidential information of the first party which is known by the other party on the Distribution Date and/or disclosed by the first party thereafter;

                   (v) information which pursuant to the terms of the Intellectual Property Agreement or any of the other Related Agreements is specifically excluded from the definition of confidential information; and

                  (vi) information which the other party can demonstrate was disclosed by a business of the other party to a third party prior to November 14, 1995, and for which any obligation of confidentiality by that third party has expired, from and after the date such third party obligation of confidentiality expires, and provided that disclosure of an item of information to one third party and a different item of information to another third party shall not be viewed as disclosure of information which can only be drawn from those items of information collectively.

                  (c) The foregoing restrictions shall expire with respect to business information which is confidential information five (5) years after the date of disclosure of such information, unless and to the extent 3M and Imation agree to a longer period for the foregoing restrictions with respect to specific categories of business information which is confidential information of Imation and/or 3M, in which case the foregoing restrictions shall expire with respect to such information on the expiration of such longer period. The date of disclosure in the case of business information which is either confidential information of 3M known by Imation or confidential information of Imation known by 3M on the Distribution Date shall be considered to be the Distribution Date. 3M and Imation each shall not disclose to another or use except for purposes of fulfilling its obligations under this Agreement or the relevant Related Agreements any business information which is confidential information of Imation or confidential information of 3M, respectively. In addition, 3M and Imation each shall not disclose to another or use except for purposes of fulfilling its obligations under this Agreement or the relevant Related Agreement any technical information which is confidential information of Imation or confidential information of 3M, respectively. The foregoing restrictions shall not expire until such time and to the extent that such information ceases to be confidential information.

                  (d) Each party shall protect confidential information of the other party by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure of the other party's confidential information as the party uses to protect its own confidential information of a like nature.

                  (e) Each party shall insure that its Affiliates, sublicensees and other transferees (such as advisors, attorneys and other consultants) agree to be bound by the same restrictions on use and disclosure of confidential information as bind the party in advance of the disclosure of confidential information to them.

                  (f) The parties recognize that confidential information disclosed hereunder or under the Related Agreements may relate to an Extraordinary Sensitive Technology as defined in, and contemplated by, the Intellectual Property Agreement. Any such confidential information shall be subject to the special treatment provided for in Paragraph 15.3 of the Intellectual Property Agreement.

                  Section 7.6  Privileged Matters.

                  (a) Imation and 3M agree to maintain, preserve and assert all privileges that either party may have, including without limitation, any privilege or protection arising under or relating to any attorney-client relationship that existed prior to the Distribution Date ("Privilege" or "Privileges"). 3M and Imation shall be entitled in perpetuity to require the assertion or decide whether to consent to the waiver of any and all Privileges which, in the case of Imation, relate to the Transferred Assets and/or Transferred Liabilities and, in the case of 3M, relate to the assets and/or liabilities not transferred to Imation. Imation and 3M shall each use the same degree of care as it would with respect to itself so as not to waive any Privilege which could be asserted under applicable law without the prior written consent of the other party. The rights and obligations created by this Section
7.6 shall apply to all Information as to which, but for the Distribution, 3M or Imation would have been entitled to assert or did assert the protection of a Privilege ("Privileged Information"), including but not limited to (i) all Information generated prior to the Distribution Date but which, after the Distribution, is in the possession of the other party or its Affiliates; (ii) all communications subject to a Privilege occurring prior to the Distribution Date between counsel for 3M and any person who, at the time of the communication, was an employee of 3M, regardless of whether such employee is or becomes an Imation employee or an employee of an Imation Affiliate; and (iii) all Information generated, received or arising after the Distribution Date that refers or relates to Privileged Information generated, received or arising prior to the Distribution Date but which, after the Distribution Date, is in the possession of the other party or its Affiliates.

                  (b) Upon receipt by any party or its Affiliates of any subpoena, discovery or other request which arguably calls for the production or disclosure of Privileged Information of the other party and whenever any party obtains knowledge that any current or former employee of such party or its Affiliates has received any subpoena, discovery or other request which arguably calls for the production or disclosure of Privileged Information, such party shall promptly notify the other party of the existence of the request and shall provide the other party a reasonable opportunity to review the Information and to assert any rights it may have under this Section 7.6 or otherwise to prevent the production or disclosure of Privileged Information. Each party and its Affiliates will not produce or disclose any Information covered by a Privilege of the other party under this Section 7.6 unless (a) the other party has provided its express written consent to such production or disclosure, or (b) a court of competent jurisdiction has entered a final, non-appealable order finding that the Information is not entitled to protection under any applicable Privilege.

                  (c) 3M's transfer of Books and Records and any other Information to Imation, and 3M's agreement to permit Imation to possess Privileged Information occurring or generated prior to the Distribution Date, are made in reliance on Imation's agreement, as set forth in this Section 7.6, to maintain the confidentiality of Privileged Information and to maintain, preserve and assert all applicable Privileges. The access to information granted or permitted by this Agreement, the agreement to provide witnesses and individuals pursuant to Section 7.3 hereof and transfer of Privileged Information to Imation pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Section 7.6 or otherwise. Nothing in this Agreement shall operate to reduce, minimize or condition the rights granted to either party in, or the obligations imposed upon either party by, this Section 7.6.

                  Section 7.7 Mail and Other Communications. Each of 3M and Imation agrees to forward or direct (as appropriate) to the other party any mail or other communications of such other party which is received by it.


                                  ARTICLE VIII

                          EMPLOYEE MATTERS AND BENEFITS

                  Section 8.1 Employment. At the Distribution Date, Imation shall employ each Transferred Employee at an annual compensation rate no less than such Transferred Employee's current annual compensation rate with 3M. Transferred Employees employed in the United States or employed outside the United States on temporary foreign assignments (including foreign service employees, as described in Schedule 8.11 attached hereto) are referred to herein as the "U.S. Transferred Employees;" all other Transferred Employees are referred to herein as the "O.U.S. Transferred Employees." Imation shall continue the status of a Transferred Employee on leave of absence or shortor long-term disability absence, other than the leave of absence status of a Transferred Employee on preretirement leave, and shall recall, reinstate, and/or terminate the employment of such Transferred Employees in accordance with the leave of absence policy applicable to the Transferred Employee that was in effect when the Transferred Employee's leave of absence began. Notwithstanding anything to the contrary in this Section 8.1, Imation shall not be obligated to employ any person who declines employment with Imation and such person shall not be considered a Transferred Employee.

                  Section 8.2 Qualified and NonQualified Retirement and Benefit Plans.

                  (a) On or before the Distribution Date, Imation shall (i) establish, effective as of the Distribution Date, a defined benefit plan (the "Imation Defined Benefit Plan") and a defined contribution plan (the "Imation Defined Contribution Plan"), in each case, intended to qualify under Section 401(a) of the Code (the Imation Defined Benefit Plan and the Imation Defined Contribution Plan being collectively referred to as the "Imation Pension Plans"), (ii) establish, on or before the Distribution Date, trusts under the Imation Pension Plans intended to qualify under Section 501(a) of the Code,
(iii) establish, effective as of the Distribution Date, a nonqualified pension benefit plan (the "Imation Nonqualified Pension Plan" and together with the Imation Defined Benefit Plan, the "Imation Defined Benefit Plans"), and (iv) establish, effective as of the Distribution Date, a plan similar to the 3M Senior Executive Split Dollar Plan (the "3M Survivor Program"). The Imation Defined Contribution Plan shall relate and apply to compensation paid on or after the Distribution Date, and shall be (or shall have a component thereof that consists of) an employee stock ownership plan within the meaning of Sections 409 and 4975(e)(7) of the Code (the "Imation ESOP").

                  (b) On or before the Distribution Date, 3M shall direct the Trustee of the 3M Voluntary Investment Plan and Employee Stock Ownership Plan (the "3M 401(k)/ESOP") to transfer (the "ESOP Transfer") from the trusts established thereunder to the trust under the Imation Defined Contribution Plan, an amount (in the form determined by 3M unless otherwise provided herein) equal to the sum of the account balances (including liabilities associated with outstanding participant loans) of each Transferred Employee as of the date of transfer (the "ESOP Transfer Date"); provided, however, that all shares of 3M Common Stock and Imation Common Stock represented by units allocated to the accounts of Transferred Employees shall be transferred, in kind, to the Imation Defined Contribution Plan. Notwithstanding anything contained herein to the contrary, no such transfer shall take place until the 31st day following the filing of all required Forms 5310-A in connection therewith.

                  (c) Effective as of the ESOP Transfer Date, Imation and the Imation Defined Contribution Plan shall assume and become solely responsible for the satisfaction of all liabilities under the 3M 401(k)/ESOP in respect of the Transferred Employees, and 3M and the 3M 401(k)/ESOP shall be relieved of and shall cease to have any responsibility for the satisfaction of such liabilities, other than for any reconciliations required after the ESOP Transfer Date.

                  (d) Effective as of the Distribution Date, 3M shall assign to Imation all insurance policies assigned to 3M with respect to Transferred Employees under the 3M Survivor Program, and all company owned life insurance policies related thereto with respect to Transferred Employees.

                  (e) Effective as of the Distribution Date, 3M shall amend the 3M 401(k)/ESOP, the Employee Retirement Income Plan of Minnesota Mining and Manufacturing Company (the "3M Defined Benefit Plan," and together with the 3M 401(k)/ESOP, the "3M Qualified Pension Plans"), the Nonqualified Pension Plan I for Minnesota Mining and Manufacturing Company and the Nonqualified Pension Plan II for Minnesota Mining and Manufacturing Company (collectively the "3M Nonqualified Pension Plans," and together with the 3M Qualified Pension Plans, the "3M Pension Plans") as follows: (i) each of the 3M Pension Plans shall be amended to provide that no benefits shall accrue (except as provided otherwise in this Agreement) and no contributions shall be allocated with respect to a Transferred Employee under the 3M Pension Plans with respect to any period commencing on or after the Distribution Date, and no forfeitures shall be allocated after the Distribution Date with respect to a Transferred Employee under the 3M 401(k)/ESOP; (ii) the 3M Defined Benefit Plan and the 3M Nonqualified Pension Plans (collectively, the "3M Defined Benefit Plans") shall be amended to provide that the accrued benefits of Transferred Employees under the 3M Defined Benefit Plans as of the Distribution Date (the "Accrued Benefits") shall be fully vested, and the 3M 401(k)/ESOP shall be amended to provide that the account balances of each Transferred Employee thereunder as of the Distribution Date shall be fully vested; (iii) the 3M Defined Benefit Plans shall be amended to provide that, for purposes of eligibility for early retirement subsidies attributable to each Transferred Employee's Accrued Benefit, each such Transferred Employee's years of service with Imation shall be recognized; and (iv) the 3M Defined Benefit Plans shall be amended to provide the following Special Retirement Benefits (the "3M Special Retirement Benefits") for each Grandfathered Employee (as defined in Section 8.2 (h)(ii)): For each year of service with Imation, each Grandfathered Employee will be credited with a benefit equal to one-half of (A) plus (B), where (A) is 4% of such Grandfathered Employee's Accrued Benefit and (B) is 4% of any benefits previously accrued on behalf of such Grandfathered Employee pursuant to Sections 8.2(e)(iv) and 8.2(h)(ii) hereof. 3M and the 3M Defined Benefit Plans shall remain solely responsible for all liabilities with respect to the Accrued Benefits and the 3M Special Retirement Benefits and Imation and the Imation Pension Plans shall have no liability or responsibility therefor. 3M and Imation agree that the transfer of the Transferred Employees to Imation shall not constitute an event entitling any such Transferred Employee to a distribution from the 3M Pension Plans.

                  (f) Effective as of the Distribution Date, 3M shall amend 3M's Deferred Compensation Plan to provide that all U.S. Transferred Employees shall no longer be eligible to make deferrals thereto. 3M shall retain sole responsibility for, and all liabilities relating to, 3M's Deferred Compensation Plan, and Imation shall have no liability or responsibility therefor.

                  (g) Imation agrees to indemnify and hold harmless 3M, its officers, directors, employees, employee benefit plans and trusts, employee benefit plan trustees, agents and affiliates from and against any and all costs, damages, losses, expenses (including reasonable attorneys' fees and costs), or other liabilities arising out of or related to the Imation Pension Plans, other than any such costs, damages, losses, expenses or other liabilities relating to the ESOP Transfer that are directly attributable to the acts or omissions of any such parties prior to or on the Distribution Date, and 3M agrees to indemnify and hold harmless Imation, its officers, directors, employees, employee benefit plans and trusts, employee benefit plan trustees, agents and affiliates from and against any and all costs, damages, losses, expenses (including reasonable attorneys' fees and costs), or other liabilities relating to the ESOP Transfer which are directly attributable to such acts or omissions.

                  (h) (i) The Imation Pension Plans shall provide, effective as of the Distribution Date, that U.S. Transferred Employees shall (A) immediately upon their becoming employees of Imation, become eligible to participate in the Imation Pension Plans, (B) with respect to the Imation Defined Contribution Plan, for all purposes (including vesting, eligibility for benefits and benefit determination) receive credit for all service credited for such purposes under the 3M 401(k)/ESOP as of the Distribution Date as if the service had been rendered to Imation, and (C) with respect to the Imation Defined Benefit Plans, for all purposes other than for purposes of benefit accrual, including participation, eligibility and vesting, receive credit for all service credited for such purposes under the 3M Defined Benefit Plans as of the Distribution Date as if the service had been rendered to Imation.

                           (ii) In addition to other retirement benefits accrued
thereunder, the Imation Defined Benefit Plans shall provide the following special retirement benefits (the "Imation Special Retirement Benefits") for each U.S. Transferred Employee who has at least 10 years of 3M service as of the Distribution Date, and whose combined age and years of 3M service equal 50 or more as of the Distribution Date (the "Grandfathered Employees"). For each year of service with Imation, each Grandfathered Employee will be credited with a benefit equal to one-half of (A) plus (B), where (A) is 4% of such Grandfathered Employee's Accrued Benefit and (B) is 4% of any benefits previously accrued on behalf of such Grandfathered Employee pursuant to Sections 8.2(e)(iv) and 8.2(h)(ii). The Imation Special Retirement Benefits shall be payable in the same form that each Grandfathered Employee's Accrued Benefits are paid under the 3M Defined Benefit Plans, and Imation's Defined Benefit Plans shall provide that Grandfathered Employees shall be eligible for the same subsidies for early retirement as are applied to each Grandfathered Employee's Accrued Benefits under the 3M Defined Benefit Plans.

                  (i) 3M and Imation shall provide each other such records and information as may be necessary or appropriate to carry out their obligations under this Section 8.2 or for the purposes of administration of the 3M Pension Plans and the Imation Pension Plans, and they shall cooperate in the filing of documents required by the transfer of assets and liabilities described herein.

                  (j) 3M shall retain sole responsibility for, and all liabilities relating to, the 3M Nonqualified Pension Plans, and Imation shall have no liability or responsibility therefor.

                  (k) Imation acknowledges that 3M, following discussions with the management of Imation, has represented to the Internal Revenue Service in connection with 3M's request for a private letter ruling as to the federal income tax consequences of the Distribution, and, to effect such representations, Imation agrees that (i) Imation will establish an employee stock ownership plan (the "Imation ESOP") that satisfies the requirements of Sections 401(a) and 4975(e)(7) of the Code, in which non-union domestic employees of Imation and Imation Enterprises shall be eligible to participate, and (ii) within five years after the Distribution a minimum of 4% of the Imation Common Stock then outstanding will be held by the Imation ESOP for the benefit of Imation Employees.

                  Section 8.3 Welfare Plans.

                  (a) 3M agrees that it shall take or cause to be taken all action necessary and appropriate to:

                           (i) direct the trustees of each trust created under
Section 501(c)(9) of the Code for the purpose of funding the payment of benefits under certain of the employee welfare benefit plans of 3M (individually, a "3M VEBA"), other than the EBTA, as defined in clause (ii) below, to transfer, as soon as practicable following the date that the required data is available, to the trust or trusts established by Imation, which are intended to constitute "voluntary employees' beneficiary associations" within the meaning of Section 501(c)(9) of the Code (individually an "Imation VEBA"), the actuarially determined portion of the assets of such 3M VEBAs (as determined by the certified actuary engaged by 3M for this purpose under generally accepted actuarial principles) attributable to the Transferred Employees for such benefits as are being offered by Imation under the corresponding Imation VEBA, including assets attributable to Transferred Employees relating to employee medical and dental benefits, and long-term disability benefits, but excluding, for this purpose, post-retirement medical, dental and life insurance benefits;

                           (ii) in the case of the trust created under Section
501(c)(9) of the Code by the 3M Employees' Benefits Trust Association (the "EBTA"), request the Board of Directors of the EBTA to direct, after the Distribution Date, and as soon as practicable following the date that the required data is available, the trustee of such EBTA and its insurers to transfer to the corresponding Imation VEBA the actuarially determined portion (as determined by such EBTA's actuary under generally accepted actuarial principles) of the assets and premium stabilization reserve of such EBTA attributable to the Transferred Employees;

                           (iii) amend its post-retirement medical benefit plans
(the "3M Post-Retirement Medical Plans") to cover each U.S. Transferred Employee whose combined age and years of 3M service as of the Distribution Date equals 60 or more (with a minimum of 5 years of 3M service and a minimum age of 50 as of the Distribution Date) and who retires from employment with Imation, the benefits (if any) payable to such U.S. Transferred Employee to be based on the provisions of the 3M Post-Retirement Medical Plans as in effect at the time such U.S. Transferred Employee retires from employment with Imation, and as such plans may be amended thereafter;

                           (iv)  provide or arrange for the provision
of benefits administration services for a period of up to 24 months following the Distribution Date, as described in the Corporate Services Transition Agreement, with respect to the employee welfare benefit plans to be adopted by Imation in accordance with Section 8.3(c) hereof; and

                           (v) pay (A) the severance costs of employees who
have accepted, on or prior to the Distribution Date, the terms of a voluntary separation plan offered prior to the Distribution Date by any of the business units or at the plants listed on Schedule 1.1A, (B) the severance costs, if any, relating to Leased Employees, (C) the severance costs relating to employees at the Beauchamp, France facility of 3M who will be performing contract manufacturing services for Imation (except that Imation shall be responsible for severance costs associated with up to 20% of such employees up to an aggregate cost to Imation not to exceed $1 million) and (D) the severance and indemnity costs incurred as a result of the transfer of O.U.S. Transferred Employees, but only if, and to the extent that, such severance and indemnity costs are imposed pursuant to applicable foreign law (it being understood, however, that 3M shall not be responsible for any severance costs payable after the Distribution
Date with respect to employees at the Imation facilities in Harlow, England; Ferrania, Italy; Sulmona, Italy; London, Ontario; and Florida, Argentina).

                  (b) Imation agrees that:

                           (i) it shall assume and be solely responsible for
all liabilities and obligations whatsoever of 3M in connection with claims for benefits incurred on or after the Distribution Date by or in respect of Transferred Employees under the welfare benefit plans maintained by 3M for employees and the workers' compensation, unemployment compensation and other legally required employee benefits programs maintained by 3M, and 3M shall cease to have any such liability or obligation. For purposes of this Section 8.3, "incurred" shall mean (A) with respect to medical and dental benefits, the date that services are performed; and (B) with respect to survivor benefits, the date of death. With respect to disability benefits, Imation shall assume and be solely responsible for all disability payments with respect to Transferred Employees (including Transferred Employees who are on shortor long-term disability absences on or prior to the Distribution Date) payable on or after the Distribution Date;

                           (ii) it shall assume and be solely responsible for
all liabilities and obligations whatsoever of 3M in connection with 3M's vacation plan for the unused vacation benefits of all Transferred Employees as of the Distribution Date, and shall adopt a vacation plan which, among other things, pays Transferred Employees the value of such Transferred Employees' unused vacation benefits earned under 3M's vacation plan as of the Distribution Date; and

                           (iii) it shall reimburse 3M on at least a quarterly
basis for 3M's and its Affiliates' net costs (excluding internal administration costs) arising from their payments of workers' compensation benefits and liabilities on or after the Distribution Date payable to or with respect to Transferred Employees for whom 3M or its Affiliates have an obligation to make such payments after the Distribution Date and for which 3M or its Affiliates have not received any reimbursement either from Imation or from insurance.

                  (c) Imation further agrees that it shall take, or cause to be taken all action necessary and appropriate:

                           (i) to establish, effective as of the Distribution
Date for a period of not less than 18 months, for the benefit of U.S. Transferred Employees while such employees are employed by Imation, employee welfare benefit plans (other than vacation plans) substantially similar to those employee welfare benefit plans covering employees of the U.S. Transferred Businesses immediately prior to the Distribution Date. Imation shall recognize all employment service and earnings of a U.S. Transferred Employee recognized by 3M as employment service and earnings of Imation for purposes of applying the provisions of any Imation welfare benefit plan or similar program, including any vacation plan or program, where the U.S. Transferred Employee's benefits thereunder are a function of the employee's employment service or earnings or a combination thereof;

                           (ii) on or before the Distribution Date, to adopt as
a successor employer, on a retroactive basis from January 1, 1996, the 3M Flexible Benefits Program, including the health care reimbursement account and dependent daycare reimbursement account covering the Transferred Employees, as if such Transferred Employees' employment with Imation was a continuation of their employment with 3M (the "Imation Flexible Benefits Program"). At the same time that Imation adopts its Flexible Benefits Program, it shall amend such Program to provide that any unused flexible benefit credits shall be paid in cash to the respective employees, and not invested in employer common stock, as currently provided under the 3M Flexible Benefits Program. Imation shall effect payment of all wage and salary deductions of participating Transferred Employees required under such plans to 3M as Imation's agent, pursuant to the Corporate Services Transition Agreement through December 31, 1997, for application by 3M toward the disbursement of reimbursement benefits and medical, dental and life insurance premium amounts to, or with respect to, such Transferred Employees on Imation's behalf, with a final accounting of all such receipts and disbursements by 3M on or before July 31, 1998. All liabilities relating to the Transferred Employees' rights and benefits described in this clause (ii) shall be assumed by Imation as of the Distribution Date, and 3M shall cease to have any such liability or obligation therefor. As soon as practicable following the date that the required data is available, 3M shall reduce the amount that Imation is required to reimburse it for Imation's Flexible Benefits Program benefit payments in accordance with the Corporate Services Transition Agreement by the aggregate net amounts credited to the health care reimbursement accounts and the dependent daycare reimbursement accounts of the Transferred Employees under such Program as of June 30, 1996. Thereafter, through June 30, 1998, Imation shall periodically, but in no event less frequently than monthly, reimburse 3M for claims paid by 3M thereunder;

                           (iii) to provide the benefit coverage otherwise
necessary to assume the liabilities and obligations that are or shall become the responsibility of Imation under this Section 8.3; and

                           (iv) to make legally required contributions or
payments pursuant to any law providing for workers' compensation, unemployment compensation, disability benefits or other legally required employee benefit programs with respect to Transferred Employees, and to retain any accounts or reserves relative to such benefits held solely by Imation for such Transferred Employees.

                  In connection with the foregoing, 3M agrees to provide Imation or its designated insurance representative with such information as may be reasonably requested by Imation and necessary for Imation to assume, establish or maintain such plans, funding arrangements, and benefit coverage.

                  Section 8.4 Assumption of Certain Employee Related
Obligations.

                  (a) Effective as of the Distribution Date, Imation shall assume and 3M shall have no further obligation or liability for:

                           (i) all incentives, bonus and deferred compensation
(including profit sharing and commissions, but excluding all obligations and liabilities with respect to 3M's Deferred Compensation Plan) earned by Transferred Employees but not paid on or before the Distribution Date, except as otherwise provided in paragraph (b) below;

                           (ii) any requirements under the Consolidated
Omnibus Budget Reconciliation Act of 1985 ("COBRA") to provide continuation of health care coverage to any Transferred Employee or "qualified beneficiary", as defined in COBRA, of a Transferred Employee who loses coverage as a result of a "qualifying event", as defined in COBRA, that occurs after the Distribution Date;

                           (iii) any and all obligations to make premium
payments due on or after the Distribution Date with respect to Transferred Employees who participate in the Imation successor program to the 3M Survivor Program; and

                           (iv) all liability under the Performance Unit Plan of
3M (the "PUP") with respect to Transferred Employees that are attributable to the 1996 award, other than that portion of the 1996 award that was earned during 1996.

                  (b) 3M shall retain all liability with respect to Transferred Employees under the PUP for all awards made prior to 1996 and that portion of the 1996 award that was earned during 1996.

                  Section 8.5 Other Liabilities and Obligations. As of the Distribution Date, Imation shall assume and be solely responsible for all liabilities and obligations whatsoever of the Transferred Businesses with respect to claims made by or with respect to Transferred Employees, relating to their employment with or termination from the Transferred Businesses or 3M not otherwise provided for in this Agreement, including, without limitation, earned salary, wages or other compensation and accrued holidays and other termination benefits.

                  Section 8.6 Preservation of Rights to Amend or Terminate Plans. No provisions of this Agreement, including, without limitation, the agreement of 3M or Imation that it will make a contribution or payment to or under any plan referred to herein for any period, shall be construed as a limitation on the right of 3M or Imation to amend such plan or terminate its participation therein which 3M or Imation would otherwise have under the terms of such plan or otherwise; provided, however, that no amendment shall reduce or eliminate (i) the Transferred Employees' unused account balances under the Flexible Benefits Program required to be adopted pursuant to Section 8.3(c)(ii) hereof; or (ii) the Transferred Employees' unused vacation benefits as of the Distribution Date.

                  Section 8.7 Reimbursement; Indemnification. Imation and 3M acknowledge that each may incur costs and expenses (including, without limitation, contributions to plans and the payment of insurance premiums) pursuant to any of the employee benefit or compensation plans, program or arrangements, which are, as set forth in this Agreement, the responsibility of the other party. Accordingly, 3M and Imation agree to reimburse each other, as soon as practicable but in any event within 30 days of receipt from the other party of appropriate verification, for all such costs and expenses, as the case may be, as an indemnitee in respect of the corresponding payment made by it, as determined pursuant to Section 5.2(d) hereof, except to the extent that any such payment or reimbursement would be duplicative.

                  Section 8.8 Stock Plans.

                  (a) 3M Stock Option Plans. 3M shall be solely responsible for satisfying all option exercises by Transferred Employees under the Stock Option Plans with respect to options to acquire shares of 3M Common Stock which are outstanding as of the Distribution Date. 3M shall cause such Stock Option Plans to be interpreted so that employment of the Transferred Employees with Imation shall be treated as employment with 3M for purposes of the Stock Option Plans' provisions causing outstanding stock options to expire upon the termination of employment of the option holder. Notwithstanding the foregoing, no options (including Progressive Stock Options, as defined in the Stock Option Plans) shall be granted to Transferred Employees under the Stock Option Plans after the Distribution Date. As soon as reasonably possible following the Distribution Date, Options that are outstanding and unexercised under the Stock Option Plans immediately prior to the Distribution Date (the "3M Options"), shall be adjusted as follows:

                           (i) if there is an ex-dividend market for 3M Common
Stock prior to the Distribution Date, then (A) the shares subject to the 3M Options shall be multiplied by a fraction, the numerator of which is the closing per share price of 3M Common Stock on the last trading day immediately preceding the ex-dividend date, and the denominator of which is the closing price per share of 3M Common Stock on the ex-dividend date, with the resulting number of shares rounded downward to the nearest share, and (B) the exercise price of each such share shall be divided by the fraction set forth in clause (A) above, with the resulting price rounded upward to the nearest cent; and

                           (ii) if there is no ex-dividend market for 3M Common
Stock prior to the Distribution Date, then (A) the shares subject to the 3M Options shall be multiplied by a fraction, the numerator of which is the closing price per share of 3M Common Stock on the last trading day immediately preceding the date on which 3M Common Stock begins trading without the Imation dividend (i.e., without due bills) and the denominator of which is the closing price per share of 3M Common Stock on the first trading day that 3M Common Stock begins trading without the Imation dividend (i.e., without due bills), with the resulting number of shares rounded downward to the nearest share, and (B) the exercise price of each such share shall be divided by the fraction set forth in clause (A) above, with the resulting price rounded upward to the nearest cent.

                  Imation agrees to promptly notify 3M of the death or termination of employment for any reason of each Transferred Employee for 3M's use in administering its Stock Option Plans with respect to outstanding stock options held by such Transferred Employees.

                  This Section 8.8(a) shall be interpreted and applied in the discretion of the 3M Compensation Committee, whose interpretation and application shall be binding upon all optionees under the Stock Option Plans.

                  (b) 3M Stock Purchase Plan. As soon as possible following the Distribution Date, each option to purchase 3M Common Stock that is outstanding and unexercised under the 3M 1992 General Employees Stock Purchase Plan shall be adjusted in a manner similar to the manner that the 3M Options are adjusted pursuant to paragraph (a) above.

                  (c) Imation Stock Options. On or prior to the Distribution Date, Imation shall adopt a stock option plan (the "Imation Employee Stock Incentive Plan") enabling Imation to grant options to Transferred Employees, and 3M, as the sole stockholder of Imation, shall approve the Imation Employee Stock Incentive Plan. Imation agrees to take all actions necessary or appropriate to grant, effective as of a date not later than 60 days following the Distribution Date, stock options to purchase Imation Common Stock (the "Imation Stock Options") under the Imation Employee Stock Incentive Plan. The Imation Stock Options shall have an exercise price equal to the fair market value of Imation Common Stock as of the date of grant and shall be granted to those Transferred Employees designated by 3M, who would otherwise have been granted options in May 1996, to purchase shares of 3M Common Stock under the 3M Stock Option Plans (the "1996 Grants"). The aggregate number of shares for which Imation Stock Options shall be granted pursuant to this Section 8.8(c) shall be equal to the product of (A) multiplied by (B), where (A) is the aggregate number of shares of 3M Common Stock for which options would have been granted to such Transferred Employees in May, 1996, but for the Distribution (as disclosed to Imation by 3M) and (B) is 1.5. The Imation Stock Options shall be granted to the Transferred Employees in the same proportion as the 1996 Grants would have been granted to such Transferred Employees. The vesting schedule and other material terms and conditions of such Imation Stock Options shall be no less favorable to the applicable Transferred Employees than the vesting schedule and other terms and conditions that would have been provided under the 1996 Grants.

                  Section 8.9 Limitation on Enforcement. This Article VIII is an agreement solely between 3M and Imation. Nothing in this Agreement or any Related Agreement, whether express or implied, confers upon any employee of 3M or Imation, any Transferred Employee, any former employee of 3M, any beneficiary of a Transferred Employee or former employee of 3M or any other person, any rights or remedies, including, but not limited to (i) any right to employment or recall, (ii) any right to continued employment for any specified period or (iii) any right to claim any particular compensation, benefit or aggregation of benefits, of any kind or nature whatsoever, as a result of this
Article VIII.

                  Section 8.10 Employment Following the Distribution Date. For a period of 24 months following the Distribution Date, 3M shall not employ any Transferred Employee without the consent of Imation's Chief Executive Officer and 3M's Vice President, Human Resources. For a period of 60 months following the Distribution Date, Imation shall not hire any employee of 3M who is on preretirement leave from 3M. For a period of 36 months following their last day of employment with 3M, Imation shall not hire any former employee of 3M who has signed a release which includes an agreement not to apply for employment with 3M or Imation.

                  Section 8.11 Foreign Service Employee and O.U.S. Transferred Employee Obligations.

                  (a) Imation shall assume all obligations of 3M with respect to any U.S. Transferred Employee who immediately prior to the Distribution Date served as a foreign service employee, including the obligations described in
Schedule 8.11 attached hereto.

                  (b) All rights, obligations, terms and conditions relating to O.U.S. Transferred Employees shall be subject to, and governed by, the terms of the Foreign Asset Transfer Agreements.


                                   ARTICLE IX

                                    INSURANCE

                  Section 9.1 General. Except as provided in this Article, 3M shall keep in effect all policies under its Insurance Program in effect as of the date hereof insuring the Transferred Assets and operations of the Transferred Businesses until 12:00 midnight on the Distribution Date, unless Imation shall have earlier obtained appropriate coverage and notified 3M in writing to that effect. Beginning at 12:01 a.m. on the day following the Distribution Date, Imation will cease to be a named insured on a world-wide basis under all policies in 3M's Insurance Program. Imation understands that the effect of these actions will be to eliminate insurance coverage not only for future occurrences but also for prior occurrences which might have given or may give rise to liabilities for which Imation and its Affiliates would be responsible.

                  Section 9.2  Imation's Insurance.

                  (a) Imation will purchase and pay for the types and amounts of insurance coverage that it deems appropriate for the period beginning on and continuing after May 1, 1986, including Broad Form Contractual Liability insurance coverage as to Imation's indemnity obligations set forth in the Distribution Agreement and in the Related Agreements.

                  (b) 3M, for and on behalf of Imation, will purchase and pay for on a one-time basis certain Products and Completed Operations Insurance Coverage covering certain periods prior to the Distribution Date and with such limits as shall be determined by 3M.

                  (c) Imation agrees that 3M has made no warranty, expressed or implied, and no representation that the insurance described in Section 9.1, 9.2(a) or (b) above is or will be adequate or sufficient to meet Imation's current or future insurance needs.

                  Section 9.3 Access to 3M's Insurance Program.

                  (a) Except as provided in Section 9.3(b) hereof, Imation and its Affiliates shall have access through 3M after the Distribution Date to such coverages and limits as may be available under 3M's pre-Distribution Date Insurance Program for covered claims occurring prior to the Distribution Date and listed on Schedule 9.3. Imation understands that no coverage will be available under 3M's Insurance Program unless the claim is listed on Schedule
9.3. Such access shall be subject to available coverage and to all of the terms, conditions, exclusions, retentions and limits of such policies.

                  (b) Imation's and its Affiliates' access to 3M's Insurance Program as provided in Section 9.3(a) hereof shall be limited as described in this Section 9.3(b):

                           (i) Product Liability Insurance. Imation, for itself
and its Affiliates, understands and agrees that it will have no access to any insurance provided by 3M's "Products and Completed Operations Insurance Coverage" policies for all years prior to May 1, 1986. Imation and its Affiliates will have access to 3M's claims made products liability coverage for the period May 1, 1986 to the Distribution Date, but such access shall be limited to covered claims 3M has reported to its carriers or underwriters as of the Distribution Date, as listed on Schedule 9.3.

                           (ii) Environmental Pollution Insurance. Imation
understands and agrees that 3M has made no warranty or representation of any insurance recovery or insurance coverage from 3M's Insurance Program with respect to Imation's Assumed Environmental Liabilities. If, in the future, 3M should receive an insurance recovery relating to an Imation Assumed Environmental Liability, 3M shall follow the procedures set forth in Section 9.4 hereof.

                           (iii) All Other Insurance. Imation, for itself and
its Affiliates, understands and agrees that they will have no access to other insurance coverage in 3M's Insurance Program other than as provided in Section 9.3(b)(i) and (ii) above, unless the claim arose prior to the Distribution Date and, in the case of product liability claims, unless the claims are listed on
Schedule 9.3.

                  Section 9.4 Insurance Recoveries. Subject to Sections 9.1 and
9.3 hereof, 3M shall use its reasonable efforts to obtain recoveries for Imation and its Affiliates from 3M's insurance carriers for coverage available under
Section 9.3 hereof and will keep Imation reasonably informed of 3M's efforts under this Section 9.4. 3M will reimburse Imation for any recovery obtained by it pursuant to such claims; provided, however, that notwithstanding the foregoing, if 3M has made a claim or claims under an insurance policy which is not to be paid to Imation pursuant to Section 9.3 and a claim or claims which are to be paid to Imation pursuant to this Article and the amount of the Recovery for such claims is limited by the amount of coverage provided by such policy, 3M may use its reasonable discretion in resolving and allocating the Recovery between it and Imation for such claims. Imation shall pay all costs incurred by 3M after the Distribution Date in making any claim pursuant to this
Section 9.4, including the salaries of 3M's officers and employees based on the portion of time spent on such claims and such costs incurred in pursuing a claim may be deducted from any Recovery for such claim. Imation agrees to make available to 3M such of its employees as 3M may reasonably request as witnesses or deponents in connection with 3M's management of claims, at Imation's sole cost and expense. Imation agrees that, if 3M has paid a Recovery to it for such a claim and Imation receives proceeds from any other person with respect to such claim, it will pay over to 3M the amount of proceeds it has received.

                  Section 9.5 Assignment. Nothing in this Agreement shall be deemed to constitute (or to reflect) an assignment of any insurance policy or insurance benefit.

                  Section 9.6 Conflicts Between Article IX and 3M's Insurance Program. Any provision of this Agreement that conflicts with any term or provision of applicable 3M insurance policies shall be void.


                                    ARTICLE X

                               DISPUTE RESOLUTION

                  Section 10.1 Mediation and Binding Arbitration. Except with respect to matters involving Section 7.6 hereof (Privileged Matters) and except as may be expressly provided in any other agreement between the parties entered into pursuant hereto, if a dispute, controversy or claim (collectively, a "Dispute") between 3M and Imation or any of their respective Affiliates arises out of or relates to this Agreement, the Related Agreements or any other agreement entered into pursuant hereto or thereto, including, without limitation, the breach, interpretation or validity of any such agreement or any matter involving an Indemnifiable Loss, 3M and Imation agree to use the following procedures, in lieu of either party pursuing other available remedies and as the sole remedy (except as provided in Section 10.5(b) below), to resolve the Dispute.

                  Section 10.2 Initiation. A party seeking to initiate the procedures shall give written notice to the other party, describing briefly the nature of the Dispute. A meeting shall be held between the parties within 10 days of the receipt of such notice, attended by individuals with decision-making authority regarding the Dispute, to attempt in good faith to negotiate a resolution of the Dispute.

                  Section 10.3 Submission to Mediation. If, within 30 days after such meeting, the parties have not succeeded in negotiating a resolution of the Dispute, they agree to submit the Dispute at the earliest possible date to mediation in accordance with the Center for Public Resources Model ADR Procedure
- - Mediation of Business Disputes, as modified herein, and to bear equally the costs of the mediation.

                  Section 10.4 Selection of Mediator. The parties will jointly appoint a mutually acceptable mediator. If they are unable to agree upon such appointment within 20 days from the conclusion of the negotiation period, either party may request the Center for Public Resources or another mutually agreed-upon organization to appoint the mediator.

                  Section 10.5  Mediation and Arbitration.

                  (a) The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of 30 days or such longer period as they may mutually agree following the initial mediation session, provided, however, that in the event that one party fails to participate in mediation, the Dispute may be referred immediately to arbitration and the time of such failure shall constitute the end of the mediation period. If the parties are not successful in resolving the Dispute through mediation by the end of such period, then the parties agree to submit the matter to binding arbitration in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, as modified herein, by a sole arbitrator selected in accordance with the provisions of Section 10.6 hereof. The arbitration shall be in Minnesota and governed by the Minnesota equivalent of the Federal Arbitration Act, 9 U.S.C. ss. 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.

                  (b) Except as may be expressly provided in any other agreement between the parties, the parties obligation under this Article X to submit disputes to binding arbitration in lieu of seeking judicial resolution of their disputes shall expire on July 1, 2001 with respect to disputes of which the party seeking to be indemnified first becomes aware of after such date.

                  Section 10.6 Selection of Arbitrator. The parties shall have 10 days from the end of the mediation period to agree upon a mutually acceptable person to act as arbitrator. The arbitrator shall be a neutral person (i.e., a person not affiliated with either of the parties). If no arbitrator has been selected within such time, the parties agree jointly to request the Center for Public Resources or another mutually agreed-upon organization to supply within 10 days of such request a list of potential arbitrators with qualifications as specified by the parties in the joint request. Within five days of receipt of the list, the parties shall independently rank the proposed candidates, shall simultaneously exchange rankings, and shall be deemed to have selected as the arbitrator the individual receiving the highest combined ranking who is available to serve. If there is a tie, then the tie shall be broken by putting the names on slips of paper, mixing them up and having one party draw one slip of paper. If one party shall not cooperate in the selection of the arbitrator, the other party may solely select the arbitrator utilizing the procedures set forth in this Section 10.6.

                  Section 10.7 Cost of Arbitration. The costs of arbitration shall be apportioned between 3M and Imation as determined by the arbitrator in such manner as the arbitrator deems reasonable taking into account the circumstances of the case, the conduct of the parties during the proceeding, and the result of the arbitration.

                  Section 10.8 Arbitration Period. Any arbitration proceeding shall be concluded in a maximum of one (1) year from written notice from one party to the other party initiating the procedures under this Article X and requesting arbitration after having participated, to the extent contemplated herein, in negotiation and mediation under this Article X.

                  Section 10.9 Treatment of Negotiation and Mediation. All negotiations and mediations pursuant to this Article X shall be treated as compromise and settlement negotiations for purposes of Rule 408 of the Federal Rules of Evidence and comparable Minnesota Rules of Evidence.

                  Section 10.10 Confidentiality. All negotiation, mediation and arbitration proceedings under this Article X shall be treated as confidential information in accordance with the provisions of Section 7.5 hereof. Any mediator or arbitrator shall be bound by an agreement containing confidentiality provisions at least as restrictive as those contained in Section 7.5 hereof.

                  Section 10.11 Equitable Relief. Nothing herein shall preclude either party from seeking equitable relief to prevent any immediate, irreparable harm to its interests, including multiple breaches of this Agreement or the relevant Related Agreement by the other party. Otherwise, these procedures are exclusive and shall be fully exhausted prior to the initiation of any litigation. Either party may seek specific enforcement of any arbitrator's decision under this Article X. The other party's only defense to such a request for specific enforcement shall be fraud by or on the arbitrator.

                  Section 10.12 Notices. All notices by one party to the other party in connection with the dispute resolution provisions set forth in this
Article X shall be in accordance with the provisions of Section 11.4 hereof [except that no notice may be transmitted by facsimile].

                  Section 10.13 Consolidation. The arbitrator may consolidate an arbitration under this Agreement with any arbitration arising under or relating to the Related Agreements or any other agreement between the parties entered into pursuant hereto, as the case may be, if the subject of the Disputes thereunder arise out of or relate essentially to the same set of facts or transactions. Such consolidated arbitration shall be determined by the arbitrator appointed for the arbitration proceeding that was commenced first in time.


                                   ARTICLE XI

                                  MISCELLANEOUS

                  Section 11.1 Complete Agreement. This Agreement, including the Schedules, Annexes and Exhibits and the agreements and other documents referred to herein, shall constitute the entire agreement between 3M and Imation with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

                  Section 11.2 Expenses. Except as otherwise provided in this Agreement, any Related Agreement or any other agreement being entered into by 3M and Imation pursuant to this Agreement, 3M or Imation shall each pay its own costs and expenses incurred in connection with the Distribution (whether or not payable as of the Distribution Date) and with the consummation of the transactions contemplated by this Agreement. In furtherance of the foregoing, it is agreed and acknowledged that 3M will be responsible for all fees of Skadden, Arps, Slate, Meagher & Flom and Morgan Stanley & Co., Incorporated and the costs of printing and mailing the Information Statement and the Imation stock certificates, and Imation shall be responsible for all costs and fees relating to the credit facility being established by Imation at the time of the Distribution and the registration and transfer of intellectual property and regulatory permits.

                  Section 11.3 Governing Law. This Agreement, the Related Agreements and any other agreement entered into in connection with this transaction and any questions, claims, disputes, remedies or procedural matters shall be governed exclusively by the laws of the State of Minnesota, without regard to the principles of conflicts of law, as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies. The parties agree that Minnesota has a substantial relationship to this transaction, and each Party consents to personal jurisdiction in the courts of Minnesota and further agrees that all such matters shall be heard in the federal and state courts in Minnesota.

                  Section 11.4 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is given, (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, provided telephonic confirmation of receipt is obtained promptly after completion of transmission,
(iii) on the business day after delivery to an overnight courier service or the Express mail service maintained by the United States Postal Service, provided receipt of delivery has been confirmed, or (iv) on the fifth day after mailing, provided receipt of delivery is confirmed, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, properly addressed and return-receipt requested, to the party as follows:



         If to 3M:                  Minnesota Mining and
                                    Manufacturing Company
                                    3M Center
                                    St. Paul, Minnesota 55144
                                    Attn: General Counsel
                                    Telecopy:  (612) 736-7859

         If to Imation:             Imation Corp.
                                    1 Imation Place
                                    Oakdale, Minnesota 55128
                                    Attn: General Counsel
                                    Telecopy:  (612) 736-2185

Any party may change its address by giving the other party written notice of its new address in the manner set forth above.

                  Section 11.5 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the parties.

                  Section 11.6 Termination. This Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of 3M without the approval of Imation. In the event of such termination, no party shall have any liability of any kind to any other party.

                  Section 11.7 Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party.

                  The obligations under Articles V, VI and VII of this Agreement of Imation and 3M shall survive the sale or other transfer by either of them of any assets or businesses or the assignment by either of them of any Liabilities. To the extent that 3M transfers to a party other than a subsidiary of 3M any of its Retained Liabilities (except for such amounts of Retained Liabilities which are not material individually or in the aggregate), 3M will cause the transferee of such Retained Liabilities to assume specifically its obligations with respect thereto under this Agreement and will cause such transferee to fulfill its obligations related to such Retained Liabilities. To the extent Imation or Imation Enterprises transfers to another party other than a subsidiary of Imation any of the Assumed Liabilities (except for such amounts of Assumed Liabilities which are not material individually or in the aggregate), Imation will cause the transferee of such Assumed Liabilities to assume specifically its obligations with respect thereto under this Agreement and will cause such transferee to fulfill its obligations related to such Assumed Liabilities. In the event the transferee of the Retained Liabilities or Assumed Liabilities does not fulfill its obligations with respect thereto, 3M and Imation, respectively, shall fulfill their obligations with respect thereto.

                  Section 11.8 No Third Party Beneficiaries. Except as provided in Section 5.1(a) and 5.1((b), this Agreement is solely for the benefit of the parties hereto and is not intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

                  Section 11.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 11.10 Interpretation. The Article, Section and subparagraph headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply.

                  Section 11.11 Annexes, Etc. The Annexes, Schedules and Exhibits shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

                  Section 11.12 Construction of Agreements. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement (or any Conveyancing and Assumption Instrument or other instrument of assumption) and the provisions of any other agreement entered into by 3M or Imation pursuant to this Agreement (including, without limitation, the Related Agreements), the provisions of such other agreement shall control (unless such other agreement provides otherwise).

                  Section 11.13 Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  Section 11.14 Survival. All covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

                  Section 11.15 Guaranty. Each Party guarantees the performance of all obligations of its Affiliates under this Agreement, all Related Agreements and all other agreements to be entered into in connection with this transaction.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

                                  MINNESOTA MINING AND
                                  MANUFACTURING COMPANY


                                  By:
                                      Name:
                                      Title:



                                  IMATION CORP.


                                  By:
                                      Name:
                                      Title:




                                     ANNEX I
                               ASSUMED LIABILITIES

                  Assumed Liabilities: all Liabilities and obligations relating to or arising from the operation of the Transferred Businesses (other than Retained Liabilities), whether before or after the Distribution Date, including but not limited to:

                           (a) all Liabilities and obligations which should be
set forth, reflected, disclosed or reserved for on a balance sheet for Imation as of the Distribution Date prepared in the same manner as the March 31, 1996 balance sheet of Imation included in the Information Statement (after giving effect to any pro forma adjustments reflected in the Information Statement);

                           (b) all Liabilities and obligations of 3M pursuant
to, under or relating to all agreements, contracts and leases, whether written or oral, of 3M relating to, but only to the extent that they relate to, the Transferred Businesses, including, without limitation, the leases set forth on
Schedule 6.14(a) to the Agreement and acquisition or divestiture agreements entered into on behalf of the Transferred Businesses on or prior to the Distribution Date;

                           (c) outstanding Bids, Quotations and Proposals
pertaining to the Transferred Businesses to the extent that such Bids, Quotations and Proposals can be transferred or assigned without extinguishment; and all contracts awarded to 3M before or after the Distribution Date pertaining to the Transferred Businesses, as (i) assignee if those contracts are assignable and assigned or transferred by operation of law, or (ii) subcontractor if assignment of those contracts and/or the proceeds therefrom is prohibited by law;

                           (d) all warranty, performance and similar obligations
entered into or made in the course of business of the Transferred Businesses with respect to its products;

                           (e) all Liabilities and obligations to or with
respect to Transferred Employees not specifically retained by 3M pursuant to the Agreement or the Related Agreements, including but not limited to withholding, payroll and employment taxes pursuant to Article VIII of the Agreement;

                           (f) the Liabilities and obligations being assumed by
or agreed to be performed by Imation pursuant to any other agreement being entered into in connection with the Agreement, including, without limitation, the Related Agreements;

                           (g) all Liabilities and obligations relating to all
Actions related to or arising out of the operations of the Transferred Businesses, other than those specified as Retained Liabilities;

                           (h) all Liabilities and obligations arising with
respect to the Transferred Businesses under laws, rules or regulations relating to the registration or regulation of the sale or use of products in commerce, including, but not limited to, the Federal Food, Drug and Cosmetic Act, 21 U.S.C. ss. 301 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss. 136 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq. (except that provisions of the Toxic Substances Control Act and the regulations promulgated thereunder related to the regulation of polychlorinated biphenyls shall be deemed to be Environmental Laws for purposes of the Environmental Matters Agreement, and Liabilities related to the management, transportation, disposal and remediation of polychlorinated biphenyls shall be governed by the terms of the Environmental Matters Agreement); and similar state and local laws; and

                           (i) all Liabilities and obligations under corporate
credit cards which had been issued by 3M to Transferred Employees.



                                    ANNEX II
                              RETAINED LIABILITIES

                  Retained Liabilities: the following Liabilities and obligations as of the Distribution Date:

                           (a) all Liabilities and obligations with respect to
Transferred Employees provided in Article VIII of the Agreement as being Liabilities and obligations of 3M;

                           (b) all Liabilities and obligations under the Related
Agreements which are Liabilities or obligations of 3M;

                           (c) all Liabilities related to non-United States
operations which pursuant to Section 2.3 of this Agreement or the agreements contemplated thereby are not to be assumed by Imation or its Affiliates;

                           (d) subject to the provisions of Section 5.6 of this
Agreement, all Liabilities and obligations arising out of the litigation entitled Minnesota Mining & Manufacturing Company v. Nishika, Ltd., et al. (Supreme Court of Texas; Case No. 94-1124);

                           (e) all Liabilities and obligations arising out of
checks which have been mailed, but not presented for payment, prior to the Distribution Date; and

                           (f) all Liabilities with respect to trade payables
relating to the operations of the Transferred Businesses outside the United States which are being retained by 3M or its Affiliates pursuant to the terms of this Agreement.



                                    ANNEX III
                               TRANSFERRED ASSETS

                  Transferred Assets: All assets and properties of 3M used principally in the Transferred Businesses as of the Distribution Date (other than Excluded Assets), including but not limited to:

                           (a) All assets and properties which should be set
forth or reflected on a balance sheet for Imation as of the Distribution Date prepared in the same manner as the March 31, 1996 balance sheet of Imation included in the Information Statement (after giving effect to any pro forma adjustments reflected in the Information Statement)

                           (b) the real properties owned by 3M and used in the
Transferred Businesses which are set forth on Exhibit A hereto, including buildings, structures and improvements (including construction in progress) located thereon, fixtures contained therein and appurtenances thereto;

                           (c) all of 3M's right and interest in, to and under
all leases for real property relating to the Transferred Businesses, which are set forth on Exhibit B hereto;

                           (d) all of 3M's right and interest in, to and under
all outstanding Bids, Quotations and Proposals pertaining to the Transferred Businesses to the extent that such Bids, Quotations and Proposals can be transferred or assigned without extinguishment; all of 3M's right and interest in, to and under all contracts and agreements awarded to 3M before or after the Distribution Date pertaining to the Transferred Businesses, as assignee if those contracts are assignable and assigned or transferred by operation of law; payment of a subcontract price equal to the monies, rights and other considerations received by 3M under contracts and agreements awarded to 3M before or after the Distribution Date pertaining to the Transferred Businesses if assignment of those contracts and/or agreement and/or the proceeds therefrom is prohibited by law;

                           (e) all machinery, equipment and other items of
tangible personal property (including construction in progress) owned by 3M which are utilized principally in the Transferred Businesses (including any such assets located at the 3M facilities in Menomonie, Wisconsin, or Breda, Netherlands);

                           (f) all of 3M's rights with respect to trade
receivables relating to the Transferred Businesses, except as otherwise provided in Section 2.3 of this Agreement or the foreign transfer agreements entered into by Affiliates of 3M and Imation pursuant to such Section 2.3;

                           (g) all rights and interests of 3M in, to and with
respect to the intellectual property rights concerning the Transferred Businesses to the extent, but only to the extent, such rights are being licensed and assigned to Imation pursuant to, and in accordance with, the Intellectual Property Agreement;

                           (h) all of the Books and Records (except as otherwise
provided in the Intellectual Property Agreement);

                           (i) inventories of raw materials, work-in-process,
finished products, supplies and spare parts which at the Distribution Date are owned by 3M and relate principally to the Transferred Businesses and any property under bailment relating to the Transferred Businesses;

                           (j) all permits and licenses held by 3M which are
transferable and which relate principally to the Transferred Businesses;

                           (k) all intangible assets, other than intellectual
property rights, of 3M used solely in the Transferred Businesses;

                           (l) employee receivables, temporary and permanent
travel advances and funds advanced for travel not yet taken relating to Transferred Employees and all petty cash funds in the possession of Transferred Businesses and all prepayments and deposits;

                           (m) all supplies, forms, labels, shipping material,
catalogues, sales brochures, operating manuals, instructional documents and advertising material held for use by the Transferred Businesses;

                           (n) all shares of capital stock of Imation
Enterprises, CD-Rom B.V./C.V., CD-Rom Services (A), Inc., CD-Rom Services (B), Inc., Imation Finanziaria S.p.A., Minnesota 3M Research, Limited, Imation France S.A., Imation Argentina S.A. and Imation do Brasil Ltda. owned by 3M immediately prior to the Distribution;

                           (o) all of 3M's rights with respect to the following
investments: CEMEX/ICON, Inc., Printware, Inc., Software Architects, Inc., Hummer Winblad Equity Partners, L.P., and Hummer Winblad Equity Partners II L.P.;

                           (p) all trucks, automobiles and other vehicles which
are owned by 3M and used principally in the Transferred Businesses;

                           (q) all of 3M's right relating to all Actions related
to or arising out of the Transferred Business (other than with respect to Actions specifically retained by 3M pursuant to this Agreement), including, without limitation, the Action entitled Minnesota Mining & Manufacturing Company
v. Appleton Papers, Inc. (U.S.D.C., District of Minnesota; Civil File No. 4-95-
786);

                           (r) the Pilot Plant Assets; and

                           (s) duty drawbacks relating to the Transferred
Businesses which were filed by 3M on or prior to the Distribution Date.

          NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS ANNEX II OR THE AGREEMENT, TRANSFERRED ASSETS SHALL NOT INCLUDE THE FOLLOWING ASSETS AND PROPERTIES (THE "EXCLUDED ASSETS"), WHICH SHALL BE RETAINED BY 3M:

                           (a) cash and cash equivalents, including cash on hand
or in bank accounts, certificates of deposit, commercial paper and other similar securities in the possession of the Transferred Businesses, except (i) petty cash funds in the possession of the Transferred Businesses, (ii) any cash to be contributed to the capital of Imation pursuant to the terms of this Agreement, and (iii) any cash advanced by 3M prior to the Distribution Date to capitalize foreign corporations being formed by Imation to facilitate the Distribution;

                           (b) any Books and Records which 3M is required by
law to retain in its possession;

                           (c) except as may otherwise be provided in the Tax
Sharing Agreement, any right, title or interest of 3M in any Federal, state or local tax refund (including any income with respect thereto) relating to the operations of the Transferred Businesses prior to the Distribution Date;

                           (d) all machinery and equipment at the 3M facility in
New Ulm, Minnesota, other than laboratory test equipment utilized by the Transferred Businesses prior to the Distribution Date;

                           (e) all machinery, equipment and other items of
personal property, including construction in process, which are located at the Pine City, Minnesota facility relating to 3M's Traffic Control Materials and Commercial Office Supply Divisions, the White City, Oregon facility relating to 3M's Electrical Specialties Division, the Middleway, West Virginia facility relating to 3M's Metalmatrix Program, the Vadnais Heights, Minnesota facility relating to 3M's Corporate Metrology Laboratory, the Wahpeton, North Dakota facility relating to 3M's Medical Device Division, OH&ES Division and Professional Video and Audio Products Division, and the Camarillo, California facility relating to 3M's Telecom Systems Division;

                           (f) all assets located outside the United States
which pursuant to Section 2.3 of this Agreement or the agreements contemplated thereby are not to be transferred to Imation or one of its Affiliates; and

                           (g) all rights with respect to trade receivables
relating to the operations of the Transferred Businesses outside the United States which are being retained by 3M or its Affiliates pursuant to the terms of this Agreement.



                                    ANNEX IV
                             ENTERPRISE LIABILITIES

                  Enterprise Liabilities: all Assumed Liabilities and obligations relating to or arising from the Enterprise Operations, whether before or after the Distribution Date, including but not limited to:

                           (a) all Liabilities and obligations of 3M pursuant
to, under or relating to, but only to the extent that they relate to, all agreements, contracts and leases of 3M relating to the Enterprise Operations;

                           (b) outstanding Bids, Quotations and Proposals
pertaining to the Enterprise Operations to the extent that such Bids, Quotations and Proposals can be transferred or assigned without extinguishment; and all contracts awarded to 3M before or after the Distribution Date pertaining to the Enterprise Operations, as (i) assignee if those contracts are assignable and assigned or transferred by operation of law, or (ii) subcontractor if assignment of those contracts and/or the proceeds therefrom is prohibited by law;

                           (c) all warranty, performance and similar obligations
entered into or made in the course of business of the Enterprise Operations with respect to their products and services;

                           (d) the Liabilities and obligations to or with
respect to Transferred Employees of the Enterprise Operations being assumed by Imation, including but not limited to withholding, payroll and employment taxes pursuant to Article VIII of the Agreement;

                           (e) the Liabilities and obligations relating to the
Enterprise Operations being assumed by or agreed to be performed by Imation Enterprises pursuant to any other agreement being entered into in connection with the Agreement, including, without limitation, the Related Agreements;

                           (f) the Liabilities and obligations relating to all
Actions related to or arising out of the Enterprise Operations, other than those specified as Retained Liabilities;

                           (g) all Liabilities and obligations under any
industrial development bond relating to the facility located in White City, Oregon which is outstanding as of the Distribution Date; and

                           (h) all Liabilities and obligations under corporate
credit cards which had been issued by 3M to Transferred Employees employed by the Enterprise Operations.



                                     ANNEX V
                                ENTERPRISE ASSETS

                  Enterprise Assets: All Transferred Assets used principally in the Enterprise Operations as of the Distribution Date, including but not limited to:

                           (a) the real properties owned by 3M and identified on
Exhibit A hereto as being transferred to Imation Enterprises, including buildings, structures and improvements (including construction in progress) located thereon, fixtures contained therein and appurtenances thereto;

                           (b) all of 3M's right and interest in, to and under
all leases for real property relating to the Enterprise Operations, which are identified on Exhibit B hereto as being assigned to Imation Enterprises;

                           (c) all of 3M's right and interest in, to and under
all outstanding Bids, Quotations and Proposals pertaining to the Enterprise Operations, to the extent that such Bids, Quotations and Proposals can be transferred or assigned without extinguishment; all of 3M's right and interest in, to and under all contracts and agreements awarded to 3M before or after the Distribution Date pertaining to the Enterprise Operations, as assignee if those contracts are assignable and assigned or transferred by operation of law; payment of a subcontract price equal to the monies, rights and other considerations received by 3M under contracts and agreements awarded to 3M before or after the Distribution Date pertaining to the Enterprise Operations, if assignment of those contracts and/or agreement and/or the proceeds therefrom is prohibited by law;

                           (d) all machinery, equipment and other items of
tangible personal property (including construction in progress) owned by 3M which are utilized principally in the Enterprise Operations;

                           (e) all of 3M's rights with respect to domestic trade
receivables relating to the Transferred Businesses;

                           (f) all of the Books and Records relating to the
Enterprise Operations (except as otherwise provided in the Intellectual Property Agreement);

                           (g) inventories of raw materials, work-in-process,
finished products, supplies and spare parts which at the Distribution Date are owned by 3M and relate principally to the Enterprise Operations and any property under bailment relating to the Enterprise Operations;

                           (h) all permits and licenses held by 3M which are
transferable and which relate principally to the Enterprise Operations;

                           (i) all intangible assets, other than intellectual
property rights, of 3M used solely in the Enterprise Operations;

                           (j) employee receivables, temporary and permanent
travel advances and funds advanced for travel not yet taken relating to Transferred Employees of the Enterprise Operations and all petty cash funds in the possession of the Enterprise Operations and all prepayments and deposits;

                           (k) all supplies, forms, labels, shipping material,
catalogues, sales brochures, operating manuals, instructional documents and advertising material held for use by the Enterprise Operations;

                           (l) all trucks, automobiles and other vehicles which
are owned by 3M and used principally in the Enterprise Operations; and

                           (m) the Pilot Plants Assets.



                                                                       Exhibit A
                                                        to ANNEX III and ANNEX V

                       Owned Properties to be Transferred



United States

  Properties of Imation

         Camarillo, California
         Wahpeton, North Dakota
         Tucson, Arizona
         Oakdale, Minnesota*

  Properties of Imation Enterprises

         Weatherford, Oklahoma
         Pine City, Minnesota
         Rochester, New York
         White City, Oregon
         Middleway, W. Virginia
         Nekoosa, Wisconsin

Outside the United States

         Ferrania, Italy
         Harlow, England**
         Sulmona, Italy
         Florida, Argentina
         Bracknell, England***
         London, Ontario, Canada****

- --------
* Includes Lot 1 and 2, Block 1; and Outlot A, all a part of "Oakdale Farm" Plat, Washington County, Minnesota.
**       Includes an indirect transfer of facility owned by
         Minnesota 3M Research Limited.
***      Includes Building #2 only.
****     Includes Service Support Centre only.




                                                                       Exhibit B
                                                        to ANNEX III and ANNEX V


                       Leased Properties to be Transferred



I        Manufacturing Facilities in United States


  Leased Properties of Imation

         Fremont, California (two locations)
         Vadnais Heights, Minnesota

  Leased Properties of Imation Enterprises

         None

II       Other Leases

         The leases set forth on Schedule 6.14(a) of the Agreement or identified in connection with the various foreign transfer agreements are incorporated herein by reference.




                                  Schedule 1.1A

                             Transferred Businesses


Imation Business Units:

Data Storage Diskette Technology Division
Data Storage Markets Division
Data Storage Optical Technology Division
Data Storage Tape Technology Division
Medical Imaging Systems Division
Photo Color Systems Division
Printing and Publishing Systems Division
Hardgoods and Electronic Support Department
HESD Field Service and Customer Support
Dry Silver Technology Center
Graphic Research Lab(1)
Aurora Project of HESD
Harlow Laboratory
Storage Laboratory Lab of Advanced Technology Lab
Electronic Imaging Center(1)
European Business Centers corresponding to the businesses above

Imation Plants:

Camarillo, California
Wahpeton, North Dakota
Weatherford, Oklahoma
Tucson, Arizona
Fremont, California
Pine City, Minnesota
Vadnais Heights, Minnesota
Rochester, New York
White City, Oregon
Middleway, W. Virginia
Nekoosa, Wisconsin
Ferrania, Italy
Sulmona, Italy
Florida, Argentina

- --------
(1) Other than as related to certain projects the employees responsible for which are not Transferred Employees.



                                  Schedule 1.1B

               Business Units Excluded from Transferred Businesses

Audio and Video Products Division
HESD Laboratory
HESD Manufacturing-New Ulm
HESD Product Information Center
HESD Incompany Service
National Media Lab
Photogard
Any Part of the Advanced Technology Lab not relating to Imaging or Memory Technology





                                                                   Schedule 1.1C


                              Imation Employees(2)








- --------
(2)      To be updated by mutual agreement of 3M and Imation.




                                                                   Schedule 1.1D


                              Pilot Plant Assets(3)






- --------
(3)      To be updated by mutual agreement of 3M and Imation.





                                                                   Schedule 1.1E


                               3M Center Assets(4)






- --------
(4)      To be updated by mutual agreement of 3M and Imation.





                                                                   Schedule 1.1F


                              Human Resources Codes








                                                                 Schedule 5.1(a)


                     3M Information in Information Statement


"Summary - Distributing Corporation,"
"Summary - Principal Businesses to be Retained by
  3M,"
"Summary - Primary Purpose of the Distribution,"
"Introduction,"
"The Distribution - Reasons for the Distribution,"
"The Distribution - Opinion of Financial Advisor,"
"The Distribution - Manner of Effecting the
  Distribution,"
"The Distribution - Certain Federal Income Tax
  Consequences," and
"Security Ownership of Certain Beneficial Owners".




                                                                Schedule 6.12(a)


                           Domestic Shared Facilities


3M WILL LEASE SPACE IN IMATION CORP. FACILITIES AT:

Camarillo, CA
Vadnais Heights, MN (Sublease)

3M WILL LEASE SPACE IN IMATION ENTERPRISES FACILITIES AT:

Middleway, WV
Pine City, MN

IMATION CORP. WILL LEASE SPACE IN 3M FACILITIES AT:

3M Center, Buildings 201, 209, 223, 235, 236 and 302 (Currell Blvd.)

IMATION ENTERPRISES WILL LEASE (OR SUBLEASE) SPACE IN 3M FACILITIES AT:

3M Center, Building 42 (Bush Avenue)
Menomonie, WI

1927 Case Avenue
St. Paul, MN




                                                                Schedule 6.14(a)


                           Assigned Third Party Leases


To Imation

Tucson, AZ - 7900 E. Tanque Verde
Tucson, AZ - Rita Rd. (Not a lease, but an agreement for payment of zoning fee)
Fremont, CA - 2933 Bayview Dr.
Fremont, CA - Bayside Business Park (Pending new lease)


To Imation Enterprises

Pine City, MN - 230 E. Third Ave.
Vadnais Heights, MN - 1185 Wolters Blvd.
Woodbury, MN - 6043 Hudson Road - Suites 105D, 201,
230, 245, 295, 300, 360
Woodbury, MN - 6053 Hudson Road - Suites 199, 210,
255, 265, 275, 295
Woodbury, MN - 6063 Hudson Road
Woodbury, MN - 1687 Century Circle
Rochester, NY - 1545 Mount Read Blvd.
Weatherford, OK - 217 S. Eighth St. (mini-storage)
White City, OR - 675 Antelope Road


To Imation Affiliates -- O.U.S.

As provided in various foreign transfer agreements.




                                                                Schedule 6.14(b)


                   Assigned Properties Leased To Third Parties



Imation

Camarillo, CA - Lease to Michael Brucker
Wahpeton, ND - Lease to Barry Pausch


Imation Enterprises

Woodbury, MN - Sublease to Century Design, 6063
Hudson Road
Weatherford, OK - Oil and Gas lease to Arkansas Lousiana Gas Co.
Weatherford, OK - Lease to James L. Tanner
Weatherford, OK - License to Deer Creek Conservation Dist.
White City, OR - Sublease to Sterling Business Forms
Middleway, WV - Lease to Jesse E. Frye
Middleway, WV - Lease to William S. Friend




                                                                Schedule 6.15(a)


                 Trade Receivables/Payables Settlement Schedule






                                                                   Schedule 8.11


                      Foreign Service Employee Obligations







                                                                    Schedule 9.3





                    Pre-Distribution Date Insurance Claims(5)





- --------
(5) To be updated to reflect additional claims reported prior to the Distribution Date.